                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY


                            ORGANIZATION AGREEMENT

                                     AMONG

                          LIBERTY MEDIA CORPORATION,

                               TCI MUSIC, INC.,

            MTV NETWORKS, A DIVISION OF VIACOM INTERNATIONAL INC.,

                          MTVN ONLINE PARTNER I LLC,

                               MTVN ONLINE INC.,

                             IMAGINE RADIO, INC.,

                                SONICNET, INC.,

                            THE BOX WORLDWIDE INC.,

                                VJN LPTV CORP.

                                      AND

                               MTVN ONLINE L.P.



                           DATED AS OF JULY 15, 1999

                               TABLE OF CONTENTS

                                                                   Page

                                   ARTICLE 1

                         DEFINITIONS AND CONSTRUCTION

1.1. Certain Definitions...........................................   2

1.2. Additional Definitions........................................   9

                                   ARTICLE 2

                                    CLOSING

2.1. Execution and Delivery of Operative Agreements................  12

2.2. Pre-Closing Capital Contributions and Closing Contributions...  13

2.3. Delivery of Contributions and Partnership Interests...........  13

2.4. Delivery of Satellite Services, Inc. Notice...................  14

2.5  Transfer of Domain Names......................................  14

2.6. Transfer of VJN LPTV Assets...................................  14

2.7  Transfer of Equity Interests in Box Italy.....................  15

2.8  No Transfers, Etc.............................................  15

                                   ARTICLE 3

                                   COVENANTS

3.1.  Employees....................................................  15

3.2.  Rebates of Launch Fees.......................................  18

3.3.  Interactive Music Channel....................................  18

3.4.  The Telstra Agreement........................................  19

3.5.  The EMAP Agreements..........................................  20

3.6.  Box Holland..................................................  20

3.7.  Qualifications to Sections 3.4, 3.5 and 3.6..................  21

                              TABLE OF CONTENTS
                                  (Continued)

                                                                   Page

3.8.   Cooperation for Financial Reporting.........................  21

3.9.   MTVN Efforts................................................  22

                                   ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF THE MTVN ENTITIES


 4.1.  Due Incorporation; Good Standing............................  22

 4.2.  Due Authority; Valid, Binding and Enforceable...............  22

 4.3.  No Violation of Laws or Agreements..........................  22

 4.4.  Financial Statements........................................  23

 4.5.  Contracts...................................................  23

 4.6.  No Changes..................................................  24

 4.7.  No Brokerage................................................  24

 4.8.  Absence of Litigation.......................................  25

 4.9.  No Real Property; Totality and Condition of Assets..........  25

 4.10. Compliance with Laws; Permits...............................  25

 4.11. Contribution of Assets; Operation of Business...............  26

 4.12. Absence of Liabilities......................................  26

 4.13. Employee Benefits...........................................  27

 4.14. Employees...................................................  28

 4.15. Intellectual Property.......................................  28

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF LIBERTY


5.1.   Due Incorporation; Good Standing............................  29

5.2.   Due Authority; Valid, Binding and Enforceable...............  29

                              TABLE OF CONTENTS
                                  (Continued)

                                                                   Page

5.3.  No Violation of Laws or Agreements...........................  29

5.4.  No Solicitation..............................................  30

5.5.  AT&T/Liberty Agreement.......................................  30

                                   ARTICLE 6

         REPRESENTATIONS AND WARRANTIES BY TCI MUSIC, SONICNET AND BOX


6.1.  Due Incorporation; Good Standing.............................  30

6.2.  Due Authority; Valid, Binding and Enforceable................  30

6.3.  No Violation of Laws or Agreements...........................  31

6.4.  Subsidiaries.................................................  31

6.5.  Financial Statements.........................................  32

6.6.  Contracts....................................................  32

6.7.  No Changes...................................................  33

6.8.  No Brokerage.................................................  33

6.9.  Absence of Litigation........................................  33

6.10. Real Property; Totality and Conditions of Assets.............  34

6.11. Environmental................................................  35

6.12. Contribution of Assets; Operation of Business................  36

6.13. Compliance with Laws; Permits................................  36

6.14. Taxes........................................................  37

6.15. Intellectual Property........................................  38

6.16  [Intentionally Left Blank]...................................  39

6.17. Absence of Liabilities.......................................  39

6.18. Employee Benefits............................................  39

                              TABLE OF CONTENTS
                                  (Continued)

                                                                   Page

6.19. Certain Restrictive Provisions...............................  41

6.20. Employees....................................................  41

6.21. Agreements...................................................  42

6.22. Year 2000 Compliance.........................................  42

                                   ARTICLE 7

                           SURVIVAL; INDEMNIFICATION

7.1.  Survival.....................................................  43

7.2.  Indemnification by Viacom, Imagine and VLLC..................  43

7.3.  Indemnification by TCI Music, SonicNet and Box...............  44

7.4.  Indemnification by Liberty...................................  46

7.5.  Indemnification by the Partnership...........................  46

7.6.  Tipping Amount; Limitation on Indemnification................  47

7.7.  Exclusive Remedy.............................................  47

7.8.  Indemnification Procedures...................................  47

7.9.  Subrogation..................................................  48

                                   ARTICLE 8

                                 MISCELLANEOUS

8.1.  Table of Contents; Headings..................................  48

8.2.  Governing Law................................................  48

8.3.  Severability.................................................  49

8.4.  Amendments...................................................  49

8.5.  Counterparts.................................................  49

8.6.  Entire Agreement.............................................  49

8.7.  No Presumption...............................................  49

                              TABLE OF CONTENTS
                                  (Continued)

                                                                   Page

8.8.  Binding on Viacom............................................  49

8.9.  Parties in Interest; Limitation on Rights of Others..........  49

8.10. Waivers; Remedies............................................  50

8.11. Further Assurances...........................................  50

8.12. Public Announcements.........................................  50

8.13. Costs and Expenses...........................................  50

8.14. Notices......................................................  50

8.15. Jurisdiction; Consent to Service of Process..................  52

8.16  Exceptions to Representations and Warranties.................  52

8.17  Obligations of TCI Music and Liberty.........................  53

                            ORGANIZATION AGREEMENT
                            ----------------------

          ORGANIZATION AGREEMENT, dated as of July 15, 1999, among Liberty Media Corporation, a Delaware corporation ("Liberty"), TCI Music, Inc., a Delaware corporation ("TCI Music "), MTV Networks ("MTVN"), a division of Viacom International Inc., a Delaware corporation ("Viacom" ), MTVN Online Partner I LLC, a Delaware limited liability company ("VLLC"), Imagine Radio, Inc., a California corporation ("Imagine"), MTVN Online Inc., a Delaware corporation ("MTVN Online"), SonicNet, Inc., a Delaware corporation ("SonicNet"), The Box Worldwide Inc., a Florida corporation ("Box"), VJN LPTV Corp., a Delaware corporation ("VJN LPTV"), and MTVN Online L.P., a Delaware limited partnership.

          VLLC, Imagine, SonicNet and Box desire to jointly own and operate the Business (as such term is defined in the Partnership Agreement).

          Contemporaneously herewith, VLLC, Imagine, SonicNet and Box are entering into an Agreement of Limited Partnership dated as of the date hereof (as such Agreement of Limited Partnership may from time to time be amended, modified or supplemented in accordance with its terms, the "Partnership Agreement"), pursuant to which VLLC, Imagine, SonicNet and Box will form MTVN Online L.P. (as such entity may exist in partnership form or in a reorganized, corporate or other form, the "Partnership").

          In connection with the formation of the Partnership and the operation of the Business, the parties hereto desire that (a) SonicNet shall transfer to SonicNet LLC, a Delaware limited liability company whose sole member is SonicNet ("SonicNet LLC"), pursuant to the SonicNet LLC Contribution Agreement (as defined below), the SonicNet LLC Assets and the SonicNet LLC Liabilities (each as defined below), (b) Box shall transfer to The Box Worldwide LLC, a Delaware limited liability company whose sole member is Box ("Box LLC"), pursuant to the Box LLC Contribution Agreement (as defined below), the Box LLC Assets and the Box LLC Liabilities (each as defined below), (c) MTVN shall transfer to VLLC, pursuant to the MTVN-VLLC Contribution Agreement (as defined below), the MTVN-VLLC Assets and the MTVN-VLLC Liabilities (each as defined below), (d) MTVN Online shall transfer to VLLC, pursuant to the MTVN Online Contribution Agreement (as defined below), the MTVN Online Assets and the MTVN Online Liabilities (each as defined below), (e) Box shall transfer to MTVN, pursuant to the Box-MTVN Assignment Agreement (as defined below), the Box Employment Contracts (as defined below), (f) SonicNet LLC and Box LLC shall accept the SonicNet LLC Assets and the Box LLC Assets, respectively, and assume the SonicNet Liabilities and, the Box Liabilities, respectively, (g) VLLC shall accept the MTVN Online Assets and the MTVN-VLLC Assets and assume the MTVN Online Liabilities and the MTVN-VLLC Liabilities and (h) MTVN shall accept and assume the Box Employment Contracts.

          In connection with the formation of the Partnership and the operation of the Business, (a) SonicNet shall contribute to the Partnership, pursuant to the SonicNet Contribution Agreement (as defined below), all of the membership interests in SonicNet LLC (the "SonicNet Membership Interests"), in exchange for which SonicNet shall receive a 8.75% interest in the Partnership as a Limited Partner (as defined in the Partnership Agreement), (b) Box shall contribute to the Partnership, pursuant to the Box Contribution Agreement (as defined below), all of the membership interests in Box LLC (the "Box Membership Interests"), in exchange for which Box shall receive a 1.25% interest in the Partnership as a Limited Partner, (c) VLLC shall contribute to the Partnership, pursuant to the VLLC Contribution Agreement (as defined below), the VLLC Assets and the VLLC Liabilities, in exchange for which VLLC shall receive a 1% interest in the Partnership as the General Partner (as defined in the Partnership Agreement) and a 69% interest in the Partnership as a Limited Partner, (d) Imagine shall contribute to the Partnership, pursuant to the Imagine Contribution Agreement (as defined below), the Imagine Assets and the Imagine Liabilities ( each as defined below), in exchange for which Imagine shall receive a 20% interest in the Partnership as a Limited Partner, and (e) the Partnership shall accept the SonicNet Membership Interests, the Box Membership Interests, the VLLC Assets and the Imagine Assets and assume the VLLC Liabilities and the Imagine Liabilities.

          The parties desire to set forth herein the terms and conditions of the foregoing.

          NOW, THEREFORE, in consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND CONSTRUCTION
                         ----------------------------

          1.1. Certain Definitions.  As used in this Agreement, the following
               -------------------
terms shall have the meanings specified below:

          "Additional Contributions" means Capital Contributions (as defined in
           ------------------------
the Partnership Agreement) made pursuant to Section 3.03(a), (b) or (c) of the Partnership Agreement.

          "Affiliate", when used with respect to a specified Person, means any
           ---------
other Person that directly, indirectly or through one or more intermediaries Controls, is Controlled by or is under Common Control with, such Person. Notwithstanding the foregoing, (i) neither the Partnership nor any Person Controlled by the Partnership shall be deemed an "Affiliate" of any Partner or of any Affiliate of a Partner, (ii) no Partner or any Affiliate thereof shall be deemed to be an "Affiliate" of any other Partner or any Affiliate thereof solely by virtue of its Partnership Interest (as defined in the Partnership Agreement),
(iii) no Person other than Viacom Inc. and its Controlled Affiliates shall be deemed to be an Affiliate of Viacom Inc. or any Controlled Affiliate of Viacom Inc., (iv) no Person other than TCI Music and its Controlled Affiliates shall be deemed to be an Affiliate of TCI Music or any Controlled Affiliate of TCI Music and (v) no Person other than Controlled Affiliates of Liberty (other than TCI Music and its Controlled Affiliates) shall be deemed to be an Affiliate of Liberty.

          "Agreement" means this Organization Agreement, including all Schedules
           ---------
and Exhibits hereto, as the same may be amended or modified from time to time.

          "AT&T/Liberty Agreement" means the agreement dated March 9, 1999
           ----------------------
between Liberty and AT&T Corp. ("AT&T") pursuant to which, among other things, Liberty has certain rights with respect to certain bandwidth on the AT&T cable systems (the "AT&T Systems") for interactive television programming (the "Access Provisions").

          "Box-MTVN Assignment Agreement" means the Box-MTVN Assignment
           -----------------------------
Agreement dated as of the date hereof between Box and MTVN.

          "Box Contribution Agreement" means the Box Contribution, Assignment
           --------------------------
and Assumption Agreement dated as of the date hereof between Box and the Partnership.

          "Box Holland License Agreement" means the License Agreement dated as
           -----------------------------
of the date hereof between Box LLC and Box.

          "Box LLC Assets" means the Box LLC Assets as defined in the Box-LLC
           --------------
Contribution Agreement.

          "Box-LLC Contribution Agreement" means the Box-LLC Contribution,
           ------------------------------
Assignment and Assumption Agreement dated as of the date hereof between Box and Box LLC.

          "Box LLC Liabilities" means the Box LLC Liabilities as defined in the
           -------------------
Box-LLC Contribution Agreement.

          "Box Service" means the programming service currently marketed by Box.
           -----------

          "Business Day" has the meaning set forth in the Partnership Agreement.
           ------------

          "Closing Capital Contribution" means with respect to each of Tune and
           ----------------------------
MTVNS and their respective Affiliates, an amount in cash such that, after taking into account such amount and the parties' Pre-Closing Capital Contributions (which shall be deemed to have been contributed as Capital Contributions to the Partnership), the parties' respective total Capital Contributions to the Partnership, prior to giving effect to any of the contributions to be made to the Partnership pursuant to the applicable Contribution Agreements, reflect their respective percentage Partnership Interests.

          "Contracts" means, with respect to any Person, all contracts,
           ---------
commitments, agreements and arrangements to which such Person is a party or by which it is bound.

          "Contribution Agreements" means, collectively, the Box-LLC
           -----------------------
Contribution Agreement, the SonicNet-LLC Contribution Agreement, the MTVN-VLLC Contribution Agreement, the Box Contribution Agreement, the Imagine Contribution Agreement, the SonicNet Contribution Agreement and the VLLC Contribution Agreement.

          "Control" has the meaning set forth in the Partnership Agreement.
           -------

          A "Controlled Affiliate" has the meaning set forth in the Partnership
             --------------------
Agreement.

          "Database Agreement" has the meaning set forth in the Partnership
           ------------------
Agreement.

          "ERISA Affiliate" means with respect to any specified Person, any
           ---------------
other Person which is treated as a single employer with such specified Person under Section 414(b), (c), (m) or (o) of the Code.

          "Excluded Tune Assets" shall mean, collectively, (i) the Agreement
           --------------------
dated on or about July 1997 (the "Telstra Agreement") between SonicNet and Telstra-Multimedia Pty ACN ("Telstra") and any rights to use the Trademarks in the Territory (as such terms are defined therein) thereunder, (ii) all equity interests in VJN LPTV and The Box Worldwide-Europe, B.V. ("Box Europe") and all assets of Box Europe immediately prior to the Closing, including its equity interest in, Video Jukebox Network Europe, Ltd., The Box Music Network S.L., The Box Italy, S.R.L. ("Box Italy") and The Box Holland, B.V. ("Box Holland", and collectively with the other subsidiaries whose equity interests are referred to in this clause (ii), the "Excluded Subsidiaries"), and all agreements and undertakings relating to Box Holland (including without limitation the Joint Venture Agreement dated as of December 14, 1995 by and among The Box Worldwide-Europe B.V., Quote Beheer BV and Box Holland (the "Box Holland Joint Venture Agreement") and all agreements annexed thereto or referenced therein, including, without limitation, the Initial Licensing Agreement between Video Jukebox Network, Inc. ("VJN") (now known as Box), and Box Holland and the Second License Agreement between Box and Box Holland (collectively with the Box Holland Joint Venture Agreement, the "Box Excluded Agreements"), (iii) the IP Rights Agreement (the "IP Rights Agreement") dated October 30, 1996 by and among VJN, Video Jukebox Network International Limited and EMAP plc ("EMAP"), (iv) the Share Purchase Agreement dated October 30, 1996 by and between VJN and EMAP (the "Share Purchase Agreement," and collectively with the IP Rights Agreement, the "EMAP Excluded Agreements") and (v) all equipment and transmitter sites used exclusively in the Stations' operations.

          "GAAP" has the meaning set forth in the Partnership Agreement.
           ----

          "Governmental Entity" means any nation or government, and state or
           -------------------
other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Imagine Assets" means the Imagine Assets as defined in the Imagine
           --------------
Contribution Agreement.

          "Imagine Contribution Agreement" means the Imagine Contribution,
           ------------------------------
Assignment and Assumption Agreement dated as of the date hereof, between Imagine and the Partnership.

          "Imagine Liabilities" means the Imagine Liabilities as defined in the
           -------------------
Imagine Contribution Agreement.

          "Intellectual Property" means, with respect to any Person, (i) all
           ---------------------
patents, copyrights, trademarks, service marks, trade identification, trade dress, trade names, copyrights, trade secrets, know-how, proprietary information, mask work rights, database rights, publicity rights, privacy rights, and other rights of a similar nature for which legal protection, statutory, common law, or otherwise may be obtained, in the United States and/or any other country or jurisdiction; (ii) all pending applications to register or otherwise obtain legal protection for any of the foregoing; (iii) all rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) all rights or priority under national laws and international conventions with respect to any of the foregoing; (v) all continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor; (vi) all goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) all rights to sue with respect to past and future infringements of any of the foregoing, which are owned, used or held for use by such Person.

          "knowledge" means, (i) with respect to TCI Music or MTVN (or Viacom),
           ---------
the actual knowledge of any executive officer or director of TCI Music or Viacom, respectively, and (ii) with respect to the other Tune Entities or the other MTVN Entities, the actual knowledge of any officer or director of such other Tune Entity or other MTVN Entity, as applicable.

          "Laws" means all statutes, codes, ordinances, decrees, rules,
           ----
regulations, orders, judgments, decrees, or general principles of common and civil law and equity, in any case binding on or directly affecting the Person referred to in the context in which such word is used.

          "License" means any option, license, or agreement of any kind relating
           -------
to the exercise, use, non-use, registration, enforcement, non-enforcement or remuneration for any Intellectual Property right.

          "Lien" means any lien, charge, claim, pledge, security interest or
           ----
other encumbrance of any kind, except as may exist under federal or state securities laws or except as created by or resulting from this Agreement.

          "LMA Agreement" means the Local Marketing Arrangement dated as of the
           -------------
date hereof between Box LLC and VJN LPTV.

          "Loss" means any losses, costs, expenses, damages, Taxes, penalties,
           ----
fines, charges, demands, liabilities, obligations and claims of any kind (including interest, penalties and reasonable attorneys' and consultants' fees, expenses and disbursements).

          "MTVN Assigned Contracts" means, collectively, the Contracts to be
           -----------------------
assigned to the Partnership by Imagine and VLLC, respectively, pursuant to the Imagine Contribution Agreement and the VLLC Contribution Agreement.

          "MTVN Benefit Plan" means (i) any "employee benefit plan" within the
           -----------------
meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) any other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, stock award, stock appreciation, phantom stock, deferred compensation, pension, retirement, savings, profit sharing, incentive, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance, employee loan or educational assistance plan, arrangement or policy, and (iii) any employment, indemnification, consulting, severance or change-in-control agreement, in each case, which is sponsored or maintained by any of the MTVN Entities or any of their Affiliates, or to which any of the MTVN Entities or any of their Affiliates contributes or is required to contribute, on behalf of current or former employees, consultants or directors of the MTVN Entities or their beneficiaries or dependents, whether or not written and whether or not created or maintained within or without the United States.

          "MTVN Contribution" means, collectively, the Imagine Assets and the
           -----------------
VLLC Assets.

          "MTVN Entities" means, collectively, MTVN, MTVN Online, Imagine and
           -------------
VLLC.

          "MTVN Online Assets" means the MTVN Online Assets as defined in the
           ------------------
MTVN Online Contribution Agreement.

          "MTVN Online Contribution Agreement" means the MTVN Online
           ----------------------------------
Contribution, Assignment and Assumption Agreement dated as of the date hereof between MTVN Online and VLLC.

          "MTVN Online Liabilities" means the MTVN Online Liabilities as defined
           -----------------------
in the MTVN Online Contribution Agreement.

          "MTVN-VLLC Assets" means the MTVN-VLLC Assets as defined in the MTVN-
           ----------------
VLLC Contribution Agreement.

          "MTVN-VLLC Contribution Agreement" means the MTVN-VLLC Contribution,
           --------------------------------
Assignment and Assumption Agreement dated as of the date hereof between MTVN and VLLC.

          "MTVN-VLLC Liabilities" means the MTVN-VLLC Liabilities as defined in
           ---------------------
the MTVN-VLLC Contribution Agreement.

          "Material Adverse Change Exclusions" means, with respect to the Tune
           ----------------------------------
Entities (A) any loss of subscribers or advertising, provided that TCI Music and the other Tune Entities have acted in good faith, (B) changes that occur as a result of the transactions contemplated by the MOU and the transactions contemplated hereby (including, without limitation, terminations of affiliation or other agreements as a result of change in control or no assignment provisions), (C) failure to launch the Box Service in additional systems as a result of MTVN's failure to consent to the payment of launch fees, (D) changes that occur as a result of the failure of Box or SonicNet to take any action which requires MTVN's consent pursuant to the MOU where such consent is not granted, and (E) changes, if any, disclosed to MTVN prior to May 19, 1999 in an e-mail sent by Nicholas Butterworth or in a teleconference with Alan McGlade initiated by Tune and Liberty with MTVN, in each case on May 18, 1999 for such purpose.

          "MOU" means the Letter Agreement dated May 19, 1999 among Viacom,
           ---
Liberty and TCI Music.

          "No Basket Representations" means, with respect to the MTVN Entities,
           -------------------------
the representations and warranties contained in Sections 4.7, 4.11(a), 4.11(b), 4.11(c) and 4.11(e) with respect to the Tune Entities, the representations and warranties contained in Sections 6.8, 6.10(g), 6.12(a), 6.12(b), 6.14, 6.20 and 6.21.

          "Outstanding License" means, with respect to any Person, any material
           -------------------
License by or to such Person or to which such Person is otherwise a party, or by which such Person or any of its Intellectual Property is subject or bound.

          "Parent Agreement" means the Parent Agreement and Guaranty dated as of
           ----------------
the date hereof among TCI Music, MTVN, Box, SonicNet, Liberty and the Partnership.

          "Partner" has the meaning set forth in the Partnership Agreement.
           -------

          "Partnership Interest" has the meaning set forth in the Partnership
           --------------------
Agreement.

          "Permits" means permits, approvals, orders, consents, licenses,
           -------
certificates, franchises and exemptions from, and filings and registrations with, Governmental Entities.

          "Person" has the meaning set forth in the Partnership Agreement.
           ------

          "Pre-Closing Capital Contribution" means with respect to each of MTVN
           --------------------------------
and its Affiliates and TCI Music and its Affiliates, amounts provided by MTVN and TCI Music (and their respective Affiliates), respectively, from May 19, 1999 to the date hereof in accordance with the MOU, to fund its respective assets and businesses to be contributed to the Partnership with sufficient capital to fund operations.

          "Programming License Agreement" has the meaning set forth in the
           -----------------------------
Partnership Agreement.

          "Promotion Agreement" has the meaning set forth in the Partnership
           -------------------
Agreement.

          "Related Party Agreements" has the meaning set forth in the
           ------------------------
Partnership Agreement.

          "Services Agreement" has the meaning set forth in the Partnership
           ------------------
Agreement.

          "SonicNet Contribution Agreement" means the SonicNet Contribution,
           -------------------------------
Assignment and Assumption Agreement dated as of the date hereof between SonicNet and the Partnership.

          "SonicNet LLC Assets" means the SonicNet LLC Assets as defined in the
           -------------------
SonicNet-LLC Contribution Agreement.

          "SonicNet LLC Liabilities" means the SonicNet LLC Liabilities as
           ------------------------
defined in the SonicNet-LLC Contribution Agreement.

          "SonicNet-LLC Contribution Agreement" means the SonicNet-LLC
           -----------------------------------
Contribution, Assignment and Assumption Agreement dated as of the date hereof between SonicNet and SonicNet LLC.

          "Station" means the low power broadcast television stations listed on
           -------
Schedule 2.6 hereof.

          "subsidiary" means, with respect to any Person, (i) any corporation,
           ----------
association, limited liability company or other business entity of which more than 50% of the total voting power of securities thereof with the rights to vote to elect a majority of the directors, managers, trustees or similar officials is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and
(ii) any partnership in which such Person or any of its subsidiaries is a general partner and owns 10% or more of the equity interests therein.

          "Taxes" means any and all federal, state, local and foreign taxes,
           -----
fees, levies, duties, tariffs, imposts, and other charges of any kind whatsoever imposed by a Governmental Entity, including, without limitation, income, payroll, withholding, excise, sales, use, lease, privilege, personal and other property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, or additional amounts imposed with respect thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Technology Sharing and License Agreement" has the meaning set forth
           ----------------------------------------
in the Partnership Agreement.

          "Trademark License Agreement" means the Trademark License Agreement
           ---------------------------
dated as of the date hereof between MTVN and VLLC.

          "Tune Assigned Contracts" means, collectively, the Contracts to be
           -----------------------
assigned by SonicNet and Box to SonicNet LLC and Box LLC, respectively, pursuant to the SonicNet-LLC Contribution Agreement and the Box-LLC Contribution Agreement, respectively, and the Contracts to which any Tune Subsidiary is a party.

          "Tune Benefit Plan" means (i) any "employee benefit plan" within the
           -----------------
meaning of Section 3(3) of the ERISA, (ii) any other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, stock award, stock appreciation, phantom stock, deferred compensation, pension, retirement, savings, profit sharing, incentive, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance, employee loan or educational assistance plan, arrangement or policy, and (iii) any employment, indemnification, consulting, severance or change-in-control agreement, in each case, which is sponsored or maintained by any of the Tune Entities or any of their Affiliates, or to which any of the Tune Entities or any of their Affiliates contributes or is required to contribute, on behalf of current or former employees, consultants or directors of any of the Tune Entities or their beneficiaries or dependents, whether or not written and whether or not created or maintained within or without the United States.

          "Tune Contribution" means the SonicNet LLC Assets, the Box LLC Assets,
           -----------------
the SonicNet Membership Interests, the Box Membership Interests and the business and assets of the Tune Subsidiaries.

          "Tune Entities" means, collectively, TCI Music, SonicNet, Box, VJN
           -------------
LPTV, SonicNet LLC, Box LLC and the Tune Subsidiaries.

          "Tune Subsidiary" or "Tune Subsidiaries" means one or more
           ---------------      -----------------
subsidiaries of SonicNet and Box (other than the Excluded Subsidiaries) immediately prior to the Closing (including Box LLC and SonicNet LLC), all of the capital stock or other equity interest of which (other than Box LLC and SonicNet LLC) shall be contributed to SonicNet LLC or Box LLC, as the case may be, pursuant to the SonicNet-LLC Contribution Agreement or the Box-LLC Contribution Agreement, respectively.

          "Viacom" has the meaning set forth in the Partnership Agreement.
           ------

          "Viacom Inc." has the meaning set forth in the Partnership Agreement.
           -----------

          "VLLC Assets" means the VLLC Assets as defined in the VLLC
           -----------
Contribution Agreement.

          "VLLC Contribution Agreement" means the VLLC Contribution, Assignment
           ---------------------------
and Assumption Agreement dated as of the date hereof between VLLC and the Partnership.

          "VLLC Liabilities" means the VLLC Liabilities as defined in the VLLC
           ----------------
Contribution Agreement.

          1.2. Additional Definitions.
               ----------------------

          The following additional terms have the meaning ascribed thereto in the Section or Schedule indicated below next to such term:

Defined Term                              Section Defined In
------------                              ------------------

"Assigned MTVN Employment Contract"       4.13(e)
"Assigned Tune Employment Contract"       6.18(e)
"AT&T"                                    Definition of AT&T/Liberty Agreement
"AT&T Systems"                            Definition of AT&T/Liberty Agreement
"Access Provisions"                       Definition of AT&T/Liberty Agreement
"Box"                                     Preamble
"Box Employment Contracts"                3.1(d)
"Box Europe"                              Definition of Excluded Tune Assets
"Box Excluded Agreements"                 Definition of Excluded Tune Assets
"Box Holland"                             Definition of Excluded Tune Assets
"Box Holland Joint Venture Agreement"     Definition of Excluded Tune Assets
"Box Italy"                               Definition of Excluded Tune Assets
"Box LLC"                                 Recitals
"Box Membership Interests"                Recitals
"Box-MTVN Employees"                      3.1(b)
"Business"                                Recitals
"Closing"                                 2.1
"COBRA"                                   3.1(o)
"Code"                                    4.13(b)
"Domain Name"                             2.5
"EMAP"                                    Definition of Excluded Tune Assets
"EMAP Excluded Agreements"                Definition of Excluded Tune Assets
"ERISA"                                   Definition of MTVN Benefit Plan
"Excluded Subsidiaries"                   Definition of Excluded Tune Assets
"FCC"                                     6.13(c)
"FCC Licenses"                            6.13(c)
"Hazardous Substances"                    6.11
"IP Rights Agreement"                     Definition of Excluded Tune Assets
"Imagine"                                 Preamble
"Indemnified Party"                       7.8
"Interactive Music Channel"               3.3
"Liberty"                                 Preamble
"LMA Ruling"                              2.6
"MTVN"                                    Preamble
"MTVN Contribution IP"                    4.15(a)
"MTVN Financial Statements"               4.4
"MTVN Indemnified Parties"                7.3
"MTVN Online"                             Recitals
"MTVN Online Interim Balance Sheet"       4.4
"MTVN-Partnership Employees"              3.1(j)
"MTVN Permits"                            4.10(b)
"Operative Agreements"                    2.1
"Other Party"                             7.8(b)

Defined Term                              Section Defined In
------------                              ------------------

"PBGC"                                    4.13(b)
"Partnership"                             Recitals
"Partnership Agreement"                   Recitals
"Partnership Indemnified Parties"         7.2
"Real Property"                           6.10(b)
"Rebates"                                 3.2
"Restrictive Provisions"                  6.19
"SSI"                                     2.4
"Share Purchase Agreement"                Definition of Excluded Tune Assets
"SonicNet"                                Preamble
"SonicNet LLC"                            Recitals
"SonicNet-LLC Employees"                  3.1(a)
"SonicNet Membership Interests"           Recitals
"SonicNet Trademarks"                     3.4(b)
"TCI Music"                               Preamble
"Telstra"                                 Definition of Excluded Tune Assets
"Telstra Agreement"                       Definition of Excluded Tune Assets
"Telstra SonicNet Sites"                  3.4(a)
"Tipping Amount"                          7.6
"Tune Budget"                             6.7
"Tune Financial Statements"               6.5
"Tune Indemnified Parties"                7.2
"Tune Interim Balance Sheet"              6.5
"Tune Permits"                            6.13(b)
"Tune Scheduled Intellectual Property"    6.15(b)
"Tune Subsidiary Benefit Plan"            6.18(f)
"VJN"                                     Definition of Excluded Tune Assets
"VJN LPTV"                                Preamble
"Viacom"                                  Preamble
"VLLC"                                    Preamble
"Year 2000 Compliant"                     6.22


                                   ARTICLE 2

                                    CLOSING
                                    -------

          2.1. Execution and Delivery of Operative Agreements.  Upon the
               ----------------------------------------------
execution and delivery of this Agreement (the "Closing"), each of the parties hereto shall contemporaneously execute and deliver the following applicable agreements to which it is indicated to be a party (the "Operative Agreements"):

          (a) the Partnership Agreement, in the form of Exhibit A attached hereto;

          (b) the Box-MTVN Assignment Agreement, in the form of Exhibit B attached hereto;

          (c) the Box-LLC Contribution Agreement, in the form of Exhibit C attached hereto;

          (d) the SonicNet-LLC Contribution Agreement, in the form of Exhibit D attached hereto;

          (e) the MTVN-VLLC Contribution Agreement, in the form of Exhibit E attached hereto;

          (f) the Box Contribution Agreement, in the form of Exhibit F attached hereto;

          (g) the SonicNet Contribution Agreement, in the form of Exhibit G attached hereto;

          (h) the VLLC Contribution Agreement, in the form of Exhibit H attached hereto;

          (i) the Imagine Contribution Agreement, in the form of Exhibit I attached hereto;

          (j) the MTVN Online Contribution Agreement, in the form of Exhibit J attached hereto;

          (k) the Parent Agreement, in the form of Exhibit K attached hereto;

          (l) the Trademark License Agreement, in the form of Exhibit L attached hereto;

          (m) the Promotion Agreement, in the form of Exhibit M attached hereto;

          (n) the Services Agreement, in the form of Exhibit N attached hereto;

          (o) the Programming License Agreement, in the form of Exhibit O attached hereto;

          (p) the Box Holland License Agreement, in the form of Exhibit P attached hereto;

          (q) the Box Holland Promissory Note, in the form of Exhibit Q attached hereto;

          (r) the Technology Sharing and License Agreement, in the form of Exhibit R hereto;

          (s)  the LMA Agreement, in the form of Exhibit S attached hereto and

          (t) assignments of lease for each real property lease assigned pursuant to any of the Contribution Agreements, in the form of Exhibit T attached thereto.

          2.2. Pre-Closing Capital Contributions and Closing Contributions.
               -----------------------------------------------------------
Each of MTVN and TCI Music has preliminarily determined in accordance with the provisions of the MOU the amount of its respective Pre-Closing Capital Contributions. The estimated amount of MTVN's Pre-Closing Capital Contributions is, $3,136,460 (of which $2,439,469 is attributable to VLLC and $696,991 is attributable to Imagine). The estimated amount of TCI Music's Pre-Closing Capital Contributions is $5,548,000 (of which $3,360,000 is attributable to Box and $2,188,000 is attributable to SonicNet) all of which amounts are subject to adjustment by agreement of TCI Music and MTVN within three Business Days after receipt by MTVN or TCI Music of the other's calculation thereof with reasonable back-up materials attached. MTVN shall make a Closing Capital Contribution within three Business Days after MTVN receives such calculation of TCI Music's Pre-Closing Capital Contribution, which Closing Capital Contribution shall be calculated on the basis of the formula therefor set forth in the MOU and shall be deemed to have been made on the Closing Date.

          2.3. Delivery of Contributions and Partnership Interests.
               ---------------------------------------------------

          (a) (i) Each of SonicNet and Box shall contribute and assign to SonicNet LLC and Box LLC, respectively, pursuant to their respective Contribution Agreements, the SonicNet LLC Assets and the Box LLC Assets and SonicNet LLC and Box LLC shall accept the SonicNet LLC Assets and the Box LLC Assets, respectively, and assume the SonicNet-LLC Liabilities and the Box-LLC Liabilities, respectively, (ii) MTVN and MTVN Online shall contribute and assign to VLLC, pursuant to their respective Contribution Agreements, the MTVN-VLLC Assets and the MTVN Online Assets, and VLLC shall accept the MTVN-VLLC Assets and the MTVN Online Assets and assume the MTVN-VLLC Liabilities and the MTVN Online Liabilities, and (iii) Box shall assign to MTVN, pursuant to the Box-MTVN Assignment Agreement, and MTVN shall assume, the Box Employment Contracts.

          (b) At the Closing, (i) each of Box, SonicNet, Imagine and VLLC shall contribute and assign to the Partnership, pursuant to their respective Contribution Agreements, the Box Membership Interests, the SonicNet Membership Interests, the Imagine Assets and the VLLC Assets, (ii) the Partnership shall accept the SonicNet Membership Interests, the Box Membership Interests and the VLLC Assets and the Imagine Assets and assume the Imagine Liabilities and VLLC Liabilities, all as more particularly described in the applicable Contribution Agreements; provided, however, that except as expressly set forth herein, the
            --------  -------
Partnership shall not assume any liabilities hereunder except those expressly assumed under the Contribution Agreements to which it is a party, and (iii) the Partnership shall issue to SonicNet a 8.75% interest in the Partnership as a Limited Partner, to Box a 1.25% interest in the Partnership as a Limited Partner, to VLLC a 1% interest in the Partnership as the General Partner and a 69% interest in the Partnership as a Limited Partner and to Imagine a 20% interest in the Partnership as a Limited Partner.

          2.4. Delivery of Satellite Services, Inc. Notice.  Contemporaneously
               -------------------------------------------
with the Closing, Liberty and MTVN shall deliver, or cause to be delivered, written notice to Satellite Services, Inc. ("SSI") notifying SSI that the Closing has occurred thereby.

          2.5  Transfer of Domain Names.  At the Closing, with respect to each
               ------------------------
of the domain names set forth on Schedule 2.5 hereto (each a "Domain Name"), MTVN shall cause the Controlled Affiliate set forth on Schedule 2.5 opposite a Domain Name to transfer to the Partnership all of such Controlled Affiliate's right, title and interest in, to and under such Domain Name.

          2.6. Transfer of VJN LPTV Assets.
               ---------------------------

          (a) Upon receipt of approval by the FCC for the transfer of the FCC licenses of VJN LPTV with respect to 75% of the Stations from VJN LPTV to Box LLC, Box shall promptly cause VJN LPTV to be merged into Box or liquidated and distributed to Box, and Box shall therefor promptly transfer to Box LLC, for no consideration, the FCC licenses for such Stations and all assets related thereto, and thereafter, from time to time, as approved by the FCC for the transfer of the FCC licenses with respect to any other Stations is received, Box shall promptly transfer to Box LLC the FCC licenses for such Stations and all assets related to each such Station. All such transfers shall be made pursuant to an instrument of conveyance in form and substance reasonably satisfactory to Box LLC. Each such instrument of conveyance shall contain representations and warranties and indemnities from the Tune Entities relating to such FCC licenses and such assets to the same extent as the representations and warranties and indemnities contained herein. During the period commencing on the date of this Agreement and terminating as to each Station on the earlier of (x) the transfer of the applicable FCC licenses and assets with respect to such Station to Box LLC or (y) the termination of the LMA Agreement with respect to such Station, Box LLC shall reimburse VJN LPTV or Box, as applicable, for its reasonable expenses incurred in the ordinary course of business in operating such Station.

          (b) In the event the FCC has denied the applications for transfer of any license(s) for any of the Stations to Box LLC, or in the event an LMA Ruling, as defined in the LMA Agreement, as to any Station is received, Box shall pay to Box LLC $25,000 for each Station which the FCC has denied the license transfer application or required termination of the LMA Agreement with respect to. Such payments shall be made by wire transfer of immediately available funds.

          2.7  Transfer of Equity Interests in Box Italy.  Box shall use its
               -----------------------------------------
reasonable best efforts to obtain all required approvals to transfer, and to transfer, as promptly as practicable after the Closing, a portion of the equity interests in Box Italy to Box LLC and a portion of such interests to either the Partnership or a subsidiary of Box LLC, in such proportions as the Partnership shall determine, in each case for no consideration and pursuant to an instrument of conveyance in form and substance reasonably satisfactory to Box LLC and Box, containing representations, warranties and indemnities from the Tune Entities relating to such equity interests and to the assets of Box Italy to the same extent as the representations, warranties contained herein which relate to the Tune Subsidiaries and their assets. Upon the transfer of such equity interests in Box Italy to Box LLC and to the Partnership or a subsidiary of Box LLC, TCI Music shall be deemed to have made a Required Capital Contribution to the Partnership on behalf of SonicNet and Box in an amount equal to the amount contributed by TCI Music or its subsidiaries to Box Italy to fund its assets and businesses with sufficient capital to fund operations in accordance with the Tune Budget from May 19, 1999 to the date of such transfer and MTVN shall within five Business Days thereafter, make a Capital Contribution to the Partnership on behalf of VLLC and Imagine, without the need for any notice or Capital Call, in an amount equal to nine times the amount deemed to have been contributed by TCI Music above, which Capital Contribution shall also be deemed to be a Required Capital Contribution.

          2.8  No Transfers, Etc.  Box shall not, and shall not permit any of
               ------------------
its subsidiaries to, transfer or grant any Liens on any of the stock or other equity of Box Italy or any of the assets of Box Italy or VJN LPTV, except to the extent provided for in the liquidation of VJN LPTV or merger of VJN LPTV and Box referred to in Section 2.6. Box shall cause Box Italy and VJN LPTV to conduct their operations in the ordinary course (including in accordance with the LMA in the case of VJN LPTV and including the continuation of the funding of operations of Box Italy in accordance with the MOU) and to not pay any dividends pending the contribution of the equity interests in Box Italy and the assets of VJN LPTV as described in Sections 2.6 and 2.7.

                                   ARTICLE 3

                                   COVENANTS
                                   ---------

          3.1. Employees.
               ---------

          (a) Schedule 3.1(a) attached hereto sets forth those employees of SonicNet who will become employees of SonicNet LLC upon consummation of the Closing (the "SonicNet LLC Employees"). The Partnership shall cause SonicNet LLC to treat the SonicNet LLC Employees in a fair and equitable manner, consistent with other employees of the Partnership (including any previously employed by MTVN).

          (b) Schedule 3.1(b) attached hereto sets forth those employees of Box and its subsidiaries who will become employees of MTVN upon consummation of the Closing (the "Box-MTVN Employees"). MTVN shall treat the Box-MTVN Employees in a fair and equitable manner, consistent with other similarly situated employees of MTVN.

          (c) TCI Music, SonicNet and Box shall be responsible for any liability or obligation arising under any Tune Benefit Plan or as a result of the employment or termination of employment of employees or former employees of Box, SonicNet, Box LLC, SonicNet LLC, Box Italy or the Tune Subsidiaries, or the provision of services or termination of provision of services by directors, consultants, agents or independent contractors of Box, SonicNet, Box LLC, SonicNet LLC, Box Italy or the Tune Subsidiaries (including, without limitation, salaries, bonuses, payroll taxes, severance obligations, contributions to and benefits under the Tune Benefit Plans and all other employment or service related claims); provided, however, that none of TCI Music, Liberty, SonicNet or
                 --------  -------
Box shall assume or otherwise be responsible for (i) any liability or obligation arising after the date hereof under the Assigned Tune Employment Contracts; (ii) any liability or obligation arising after the date hereof under any Tune Subsidiary Benefit Plan with respect to any SonicNet LLC Employee or Box-MTVN Employee; or (iii) any liability or obligation with respect to the employment or termination of employment of any SonicNet LLC Employee or Box-MTVN Employee arising after the date hereof.

          (d) With respect to the Box-MTVN Employees, MTVN shall assume the obligations arising after the date hereof under the employment contracts listed on Schedule 3.1(d) (the "Box Employment Contracts").

          (e) Neither the Partnership nor any of its subsidiaries nor MTVN shall assume any liability or obligation under any employee benefit plan, policy or arrangement or any employment agreement of TCI Music, Liberty, Box, SonicNet or any of their Affiliates, except for (i) liabilities or obligations arising after the date hereof under the Assigned Tune Employment Contracts or (ii) with respect to any SonicNet LLC Employee or Box-MTVN Employee, liabilities or obligations arising after the date hereof under any Tune Subsidiary Benefit Plan.

          (f) Box-MTVN and SonicNet LLC Employees shall be permitted to elect to roll over, in cash and notes representing participant loans, any distribution received from a tax-qualified 401(k) savings plan maintained by a Tune Entity to a tax-qualified 401(k) savings plan established or maintained by any MTVN Entity or the Partnership for the benefit of Box-MTVN or SonicNet LLC Employees, as the case may be, to the extent permitted by the Code.

          (g) With respect to any director, employee, consultant, agent or independent contractor of any Tune Subsidiary or Box Italy who is not a SonicNet LLC Employee or a Box-MTVN Employee, and whose employment or services cannot be completely terminated prior to the consummation of the Closing due to any applicable Laws, the Partnership or MTVN, as applicable, shall assist in the termination of such director, employee, consultant, agent or independent contractor, consistent with such Laws. TCI Music, SonicNet and Box shall be responsible for all liabilities in connection with the employment or termination of employment of any such employee or the provision of services or termination of provision of services by any such director, consultant, agent or independent contractor, including without limitation salaries, bonuses, payroll taxes, severance obligations, contributions to and benefits under the Tune Benefit Plans and all other employment or service related claims, with respect to all periods whether before or after the Closing, as well as all reasonable legal fees and expenses of MTVN or the Partnership and its Controlled Affiliates arising from or incurred on account of any such termination.

          (h) Until the second anniversary of the date hereof, neither Liberty, TCI Music nor any of their Controlled Affiliates will hire any of the Box-MTVN Employees or any of the employees of the Partnership or its subsidiaries without the prior consent of MTVN.

          (i) Neither Liberty, TCI Music nor any of their Controlled Affiliates will solicit for employment any of the Box-MTVN Employees or any employee of the Partnership or any of its subsidiaries for so long as TCI Music or any of its Affiliates owns an equity interest in the Partnership. The preceding sentence shall not apply with respect to Nicholas Butterworth to the extent provided by the letter agreement dated May 19, 1999 among Liberty, TCI Music and Viacom.

          (j) Schedule 3.1(j) attached hereto sets forth a list of those employees of any MTVN Entity who will become employees of the Partnership upon the consummation of the Closing ("MTVN-Partnership Employees").

          (k) Nothing in this Agreement shall limit the right of the Partnership to hire additional employees after the Closing.

          (l) MTVN shall (i) permit each Box-MTVN Employee and his or her dependents to participate in its employee benefit plans to the same extent as MTVN's other similarly situated employees and their dependents; (ii) give each Box-MTVN Employee credit for his or her past service with SonicNet or Box (and any predecessor employer thereto) for purposes of eligibility to participate and vesting (but not benefit accrual) under its employee benefit plans; and (iii) not subject any Box-MTVN Employee to any limitations on benefits for pre-existing conditions under its group health and disability plans.

          (m) The Partnership shall (i) permit each SonicNet LLC Employee and his or her dependents to participate in its employee benefit plans to the same extent as the Partnership's other similarly situated employees and their dependents; (ii) give each SonicNet LLC Employee credit for his or her past service with SonicNet or Box (and any predecessor employer thereto) for purposes of eligibility to participate and vesting (but not benefit accrual) under its employee benefit plans; and (iii) not subject any SonicNet LLC Employee to any limitations on benefits for pre-existing conditions under its group health and disability plans.

          (n) TCI Music, SonicNet and Box shall be responsible for any claims for group health benefits incurred prior to the Closing by SonicNet LLC Employees or Box-MTVN Employees or their dependents; MTVN shall be responsible for any claims for group health benefits incurred prior to the Closing by MTVN-Partnership Employees or their dependents; the Partnership shall be responsible for any claims for group health benefits incurred on or after the Closing by SonicNet LLC Employees or MTVN-Partnership Employees or their dependents; and MTVN shall be responsible for any claims for group health benefits incurred on or after the Closing by Box-MTVN Employees or their dependents. For purposes of this paragraph (n), a health care claim shall be deemed to be incurred when the services giving rise to the claim are performed and not when the employee is billed for such services or submits a claim for benefits.

          (o) TCI Music, SonicNet and Box shall be responsible for providing any continuation of group health coverage to SonicNet LLC Employees or Box-MTVN Employees or their dependents required by Section 4980B of the Code or Sections 601-608 of ERISA ("COBRA") with respect to any "qualifying event," as defined in
Section 4980B of the Code, which occurs on or prior to the Closing (including as a result of the transactions contemplated by this Agreement) and MTVN shall be responsible for providing any continuation of group health coverage to MTVN-Partnership Employees or their dependents required by COBRA with respect to a qualifying event which occurs on or prior to the Closing (including as a result of the transactions contemplated by this Agreement).

          (p) TCI Music, SonicNet and Box shall be responsible for providing any short-term disability benefits payable to any SonicNet LLC Employee or Box-MTVN Employee with respect to any period prior to the Closing and for providing any long-term disability benefits payable to any SonicNet LLC Employee or Box-MTVN Employee who is on short-term disability as of the Closing; MTVN shall be responsible for providing any short-term disability benefits payable to any MTVN-Partnership Employee with respect to any period prior to the Closing and for providing any long-term disability benefits payable to any MTVN-Partnership Employee who is on a short-term disability as of the Closing; the Partnership shall be responsible for providing any short-term disability benefits payable to any SonicNet LLC Employee or MTVN-Partnership Employee with respect to any period after the Closing; and MTVN shall be responsible for providing any short-term disability benefits payable to any Box-MTVN Employee with respect to any period after the Closing.

          (q) Sections 3.1 (l) through (p) shall not apply to employees of Box Italy or the Tune Subsidiaries other than SonicNet LLC or Box LLC.

          (r) In the event that the Partnership or any of its Affiliates terminates any employee of The Box Argentina S.A., it shall do so in accordance with any procedures required by local Laws.

          3.2. Rebates of Launch Fees.  TCI Music will use its commercially
               ----------------------
reasonable efforts to obtain rebates of all launch fees paid to any cable system to which it or its subsidiaries may be entitled under the applicable affiliation agreements relating to Box or its subsidiaries ("Rebates") . TCI Music will promptly pay over to the Partnership any Rebates that it or any of its subsidiaries receive as a result of such efforts or otherwise.

          3.3. Interactive Music Channel.  In the event that Liberty assigns its
               -------------------------
rights under the Access Provisions to TCI Music in connection with certain recently-announced proposed transactions between Liberty and TCI Music, then to the extent that AT&T provides or otherwise enables the functionalities necessary to provide interactive television applications over the AT&T Systems, and TCI Music decides to provide an interactive music and music related transaction channel (an "Interactive Music Channel"), TCI Music agrees to offer to the Partnership the opportunity to enter into a joint venture with TCI Music to provide such channel, the terms and conditions of such joint venture to be subject to the terms of the Access Provisions, as they may be amended, and upon the formation of such joint venture, the Partnership agrees to offer (which offer shall remain outstanding for 30 days) to license to such joint venture the rights to the database being licensed pursuant to the Database License Agreement on terms no less favorable than those of the Database License Agreement. Formation of such a joint venture will also be subject to TCI Music and the Partnership's formulation of a mutually acceptable business plan and to the execution and delivery of reasonably acceptable definitive documentation regarding the joint venture. In the event the Partnership and TCI Music do not enter into such joint venture, neither such Person will have any further obligation under this Section 3.3, but such failure shall not affect any of TCI Music's obligations under Section 4.2 of the Parent Agreement. In the event that Liberty does not assign its rights under the Access Provisions as they may be amended to TCI Music, Liberty will not be obligated by the terms of this Section

3.3. This Section 3.3 is not intended to obviate any of the obligations of Liberty, TCI Music or their Controlled Affiliates under the provisions of
Section 4.2 of the Parent Agreement.

          3.4. The Telstra Agreement.
               ---------------------

          (a) During the term (including any renewal term) of the Telstra Agreement and for six months after termination thereof, the Partnership shall, and shall cause its Controlled Affiliates to (and, with respect to clause (i) below, each of the Partners will, and will cause its Affiliates to):

               (i) comply with the provisions of Section 10 (Confidentiality) of the Telstra Agreement;

               (ii) designate and maintain one or more SonicNet Sites, as defined in the Telstra Agreement, including a World Wide Web site branded "Addicted to Noise" (the "Telstra SonicNet Sites"), similar in nature to the currently existing SonicNet Sites with links to the TMPL Site (as defined in the Telstra Agreement) site and an exclusive feed with respect to the content developed for the Telstra SonicNet Sites for the TMPL Site similar to the feed currently provided by the SonicNet Sites;

               (iii) grant to SonicNet for it to grant to TMPL (as defined in the Telstra Agreement) the exclusive license in respect of such Telstra SonicNet Sites and Software (as defined in the Telstra Agreement) contemplated by Section
3.1 of the Telstra Agreement, and provide to SonicNet such services, products, notices and other items that SonicNet may require in order to comply with all of SonicNet's covenants and obligations set forth in the Telstra Agreement, and otherwise cooperate with and assist SonicNet in complying, in a timely manner, with its covenants and obligations under the Telstra Agreement, including, without limitation, its obligations under Section 6 thereof; and

               (iv) refrain from taking any action following the Closing, and during the term or any renewal by TMPL of the Telstra Agreement, that would result in or cause a breach by SonicNet of its warranties to TMPL contained in
Section 9.1 of the Telstra Agreement.

          (b) SonicNet shall not renew the Telstra Agreement, shall not transfer any Trademarks (as defined in the Telstra Agreement), which Trademarks are set forth on Schedule 3.4(b) hereto ("SonicNet Trademarks"), to anyone (other than TMPL or their successors or assigns, except as consideration or partial consideration for an early termination of the Telstra Agreement) and shall not create, incur, permit to exist or have outstanding any Lien on any of the SonicNet Trademarks. In the event that the Telstra Agreement is terminated prior to its scheduled expiration, not renewed by Telstra, or if renewed by Telstra then after the expiration of the renewal term, all of SonicNet's rights in and to the SonicNet Trademarks in the Territory (as defined in the Telstra Agreement) , whether registered or unregistered, including the good will associated therewith, shall, within 10 days after the expiration of the last of SonicNet's obligations under the Telstra Agreement (including the conclusion of any period following such termination during which SonicNet's activities in the Territory are restricted or limited by the Telstra Agreement, be conveyed to SonicNet LLC, free and clear of all Liens, and SonicNet will make representations and warranties to SonicNet LLC comparable to those set forth herein regarding the SonicNet LLC Assets which constitute Intellectual Property, pursuant to an instrument of conveyance in form and substance reasonably satisfactory to SonicNet LLC and SonicNet, and thereafter shall be owned exclusively by SonicNet LLC.

          (c) Upon a breach of the Telstra Agreement by any party thereto other than SonicNet (which breach gives SonicNet the right to terminate the Telstra Agreement), SonicNet shall immediately, to the extent provided for in the Telstra Agreement, terminate such Agreement.

          3.5. The EMAP Agreements.  With respect to the IP Rights Agreement and
               -------------------
the Share Purchase Agreement (capitalized terms used in this Section 3.5 and not otherwise defined in this Section 3.5 or in this Agreement shall have the meanings assigned to such terms in the EMAP Agreements):

          (a) The Partnership shall, and shall cause its Controlled Affiliates (all at the sole expense of Box) to provide to Box such Business Information related to Box and access to Books and Records and title deeds of VJN Video Jukebox Network International Limited in the possession or under the control of or available to the Partnership as Box may be obligated to provide to Purchaser pursuant to Section 10 and 11 of the IP Rights Agreement.

          (b) The Partnership shall, and shall cause the Partners and their Affiliates (all at the sole expense of Box) to cooperate with Box as is necessary to permit Box to comply with all of the covenants and obligations of VJN pursuant to the IP Rights Agreement, with the same force and effect as if made by the Partnership, the Partners or such Affiliate, except the covenant of VJN in Section 6.4 of the IP Rights Agreement.

          3.6. Box Holland.
               -----------

          (a) The Partnership shall, from time to time prior to the first anniversary of the Closing, advance, pursuant to the Box Holland Promissory Note attached as Exhibit Q hereto, to Box or its applicable subsidiary such amounts as Box or such subsidiary may request to fund its share of the Box Holland net cash requirements to the extent required to fund the operating costs and capital expenditures of Box Holland in accordance with the projected Business Plan for Box Holland (1998-2001) as previously furnished to MTVN, but in no event more than $1.3 million in the aggregate; provided, however, that prior to any such
                                    --------  -------
advance, Box certifies that the conditions to such advance have been satisfied. If the interest in Box Holland of Box's applicable subsidiary is sold or otherwise disposed of, Box will repay such advances out of, but only to the extent of, the cash proceeds actually received by it or its Affiliates from such sale, and otherwise shall have no obligation or liability with respect to such advances. To the extent such cash proceeds are sufficient therefor, the amount to be repaid will include simple interest of 6% per annum.

          (b) The Partnership shall, and shall cause its applicable Controlled Affiliates to, license to Box pursuant to the Box Holland License Agreement those Intellectual Property rights that they have which are necessary for Box to comply with its existing licensing obligations to Box Holland as and to the extent described in the Box Holland License Agreement.

          3.7. Qualifications to Sections 3.4, 3.5 and 3.6.
               -------------------------------------------

          (a) Notwithstanding the provisions of Section 3.4, 3.5 and 3.6, except as set forth in Section 3.6(a) above, the obligations with respect to the arrangements contemplated in such Sections shall arise only if and to the extent necessary to enable Box or SonicNet or their respective subsidiaries to meet their obligations under, and so as not to breach or be in breach of, the Telstra Agreement, the EMAP Agreements or the applicable Box Excluded Agreement, as the case may be.

          (b) TCI Music will, and will cause Box and SonicNet to, use commercially reasonable efforts to negotiate with the other parties to the Telstra Agreement and the EMAP Agreements for appropriate amendments to or terminations of such agreement that would limit or eliminate the obligations of Box and SonicNet and their applicable subsidiaries thereunder, provided that none of TCI Music, Box nor SonicNet shall be obligated to make any material expenditure in order to accomplish the same.

          3.8. Cooperation for Financial Reporting.  The Tune Entities shall
               -----------------------------------
cooperate with the Partnership, or any successor, and shall provide the Partnership, or any successor, access to all relevant financial information, to the extent reasonably appropriate for the Partnership to be able to prepare such audited financial statements for prior periods for the business conducted by it, as may be reasonably necessary or appropriate for the Partnership, or any successor, to make a public offering of its securities and to comply with all financial reporting requirements of applicable law. Box shall provide the Partnership with copies of all of its historical audited financial statements and shall cause its auditors to cooperate with the Partnership in connection with any required reissuance of any opinion thereon or certification thereof. The Partnership will reimburse the Tune Entities for all reasonable out-of-pocket expenses incurred by them in connection with the performance of their obligations under this Section 3.8.

          3.9. MTVN Efforts.  MTVN shall use its reasonable best efforts
               ------------
(without any obligation to pay money in connection therewith) to cause SonicNet LLC and Box LLC to perform their obligations under Sections 3.4, 3.5 and 3.6 of this Agreement.

                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                      ----------------------------------
                               THE MTVN ENTITIES
                               -----------------

          Subject to Section 8.16, the MTVN Entities hereby jointly and severally represent and warrant to Liberty, TCI Music and the Partnership as follows:

          4.1. Due Incorporation; Good Standing.
               --------------------------------

          (a) Each of MTVN and Imagine is a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and its businesses as currently conducted insofar as they relate to the MTVN Contribution.

          (b) VLLC is a limited liability company duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, lease and operate its assets and its businesses as currently being conducted.

          4.2. Due Authority; Valid, Binding and Enforceable.
               ---------------------------------------------

          (a) Each of the MTVN Entities has the requisite corporate (or in the case of VLLC, limited liability company) power and authority to enter into and perform this Agreement and the Operative Agreements to which it is a party; the execution, delivery and performance by each of the MTVN Entities of this Agreement and of the Operative Agreements to which it is a party have been duly authorized by all required corporate (or in the case of VLLC, limited liability company), action on its part and, if required, by its stockholder (or in the case of VLLC, its sole member), and this Agreement and the Operative Agreements to which each of the MTVN Entities is a party have been duly executed and delivered by it.

          (b) This Agreement and the Operative Agreements to which each of the MTVN Entities is a party are legal, valid and binding obligations of each such MTVN Entity, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and
(ii) to the extent that equitable remedies, such as injunctive relief or specific performance, are within the discretion of courts of competent jurisdiction.

          4.3. No Violation of Laws or Agreements.  The execution, delivery,
               ----------------------------------
and performance by each of the MTVN Entities of this Agreement and the Operative Agreements to which each is a party and the consummation by each of the MTVN Entities of the transactions contemplated hereby and thereby do not and will not
(a) violate, conflict with or result in the breach of any provision of the certificate of incorporation, by-laws, certificate of formation or operating agreement (or similar organizational documents with different names) of the applicable MTVN Entity, or (b) except as set forth on Schedule 4.3(b), violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or notice to, or filings with or result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Imagine Assets, the VLLC Assets or the Domain Names or give to others any interests or rights therein under (i) any MTVN Permit, any MTVN Benefit Plan, any Outstanding License of an MTVN Entity or any Contract to which any of the MTVN Entities is a party, or by which any of the Imagine Assets, the VLLC Assets or the Domain Names may be bound or affected, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or other Governmental Entity or any applicable constitution, or Law, to which any of the MTVN Entities is subject or which is applicable to any of the Imagine Assets, the VLLC Assets or the Domain Names, except in any case under this clause (b) as would not, individually or in the aggregate, have a material adverse effect on
(y) the Imagine Assets, the VLLC Assets or the Domain Names, taken as a whole, or (z) the ability of any of the MTVN Entities to perform their obligations under this Agreement and the Operative Agreements to which they are a party.

          4.4. Financial Statements.  True, correct and complete copies of (i)
               --------------------
the unaudited balance sheet of Imagine as of December 31, 1998 and the related statement of income for the twelve-month period then ended are attached hereto as Part A of Schedule 4.4(a), (ii) the unaudited balance sheet of the MTVN Online Business consisting of MTV.com, VH1.com and Buggles, as of December 31, 1998 and the related statements of income for the twelve-month period then ended are attached hereto as Part B of Schedule 4.4(a) and (iii) the unaudited balance sheet of the MTVN Online Business consisting of MTV.com, VH1.com and Buggles, as of March 31, 1999 and the related statements of income for the three months then ended are attached hereto as Part C of Schedule 4.4(a) (the "MTVN Online Interim Balance Sheet") (all such financial statements are referred to herein collectively as the "MTVN Financial Statements"). The MTVN Financial Statements were prepared in accordance with the books and records of Imagine and the MTVN Online Business, as applicable, and except as set forth on Schedule 4.4(b) fairly present in all material respects the financial condition and results of operations (MTVN Online Business only) of Imagine and the MTVN Online Business as of the dates and for the periods indicated, in each case in conformity with GAAP, consistently applied, throughout the periods specified, except as expressly set forth therein and except that the MTVN Financial Statements omit footnotes and the MTVN Online Interim Balance Sheet is subject to normal year-end adjustments which are not, in the aggregate, material.

          4.5. Contracts.  Schedule 4.5(a) sets forth a list of all written, and
               ---------
a description of all oral, Contracts to which (x) Imagine is a party (other than the Imagine Excluded Contracts, as defined in the Imagine Contribution Agreement)or (y) VLLC is (or after the contribution to VLLC of the VLLC Assets will be) a party (all of which Contracts will be contributed to the Partnership pursuant to the Imagine Contribution Agreement or the VLLC Contribution Agreement) , except for any such Contract providing for payments to or by Imagine or VLLC, as the case may be, over the remaining term of such Contracts of no more than $5,000 individually or $50,000 in the aggregate for all such non-scheduled Contracts. Except as disclosed on Schedule 4.5(b), after giving effect to the contribution to VLLC of the VLLC Assets (i) all such Contracts are valid and binding on, and enforceable against, Imagine or VLLC, as the case may be, in accordance with their terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court and each of such Contracts is, to the knowledge of Imagine or VLLC, as the case may be, valid and binding on, and enforceable against the other parties thereto, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court, (ii) none of MTVN, Imagine, VLLC, or, to the knowledge of Imagine and VLLC, any other party to any such Contract is in breach thereof or default thereunder, and (iii) there does not exist under any provision of any such Contract, to the knowledge of Imagine and VLLC, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except with respect to the foregoing clauses (i)-(iii) for all such failures to be valid, binding and enforceable and such breaches, defaults, events and disputes which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Imagine Assets and the VLLC Assets, taken as a whole; provided, however, that any qualification
                                       --------  -------
in this Section 4.5 as to knowledge shall not apply to the extent any other party to a Contract is MTVN or a Controlled Affiliate of MTVN.

          4.6. No Changes.  Except as set forth on Schedule 4.6, since May 19,
               ----------
1999, each of the MTVN Entities has conducted its respective business (insofar as it relates to the MTVN Contribution) in a manner which it reasonably believed would further the Business of the Partnership and which would not interfere with or frustrate the transactions contemplated by this Agreement and otherwise only in the ordinary course of business consistent with past practices, and since December 31, 1998, there has not been: (i) any material adverse change in the businesses constituting the MTVN Contribution, except for material adverse changes that may have resulted from the public announcement of the execution of the MOU, or (ii) any termination of any Contract to which any of Imagine, MTVN (insofar as it relates to the MTVN Contribution) or VLLC is a party (other than Imagine Excluded Contracts and Contracts which expire in accordance with their terms and Contracts to which MTVN and its Controlled Affiliates are the only parties, except for any such termination which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Imagine Assets and the VLLC Assets, taken as a whole.

          4.7. No Brokerage.  There is no investment banker, broker, finder or
               ------------
other similar intermediary which has been retained by any MTVN Entity or is authorized to act on behalf of any MTVN Entity or any Affiliates thereof or any of their officers and directors who might be entitled to any fee or commission from Liberty, any of the Tune Entities or any Affiliates thereof, the Partnership or any of its subsidiaries upon consummation of the transactions contemplated by this Agreement or the Operative Agreements.

          4.8. Absence of Litigation.  Except as set forth on Schedule 4.8,
               ---------------------
there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of any MTVN Entity, threatened against any MTVN Entity or their business and operations insofar as it relates to the Imagine Assets or the VLLC Assets, at law or in equity, before or by any arbitrator or Governmental Entity, except for any such actions, suits, investigations, claims, arbitrations or litigations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Imagine Assets and the VLLC Assets, taken as a whole. No MTVN Entity is currently operating under or subject to any order, award, judgment, writ, decree, determination or injunction, in any such case specific to the use by any MTVN Entity of the Imagine Assets or the VLLC Assets, of any arbitrator or Governmental Entity.

          4.9.   No Real Property; Totality and Condition of Assets.
                 --------------------------------------------------

          (a) Neither Imagine (solely with respect to the Imagine Assets) nor VLLC, after giving effect to the contribution to VLLC of the VLLC Assets, owns, leases or has any interest in any real property which are exclusive to its businesses.

          (b) Each of Imagine and VLLC, after giving effect to the contribution to VLLC of the VLLC Assets, is the sole owner of and has good title to or a valid leasehold interest in the Imagine Assets and the VLLC Assets, respectively, free and clear of any Liens, except for and subject only to Liens listed in Schedule 4.9(b) and those which would not, individually or in the aggregate be expected to have a material adverse effect on the Imagine Assets and the VLCC Assets, taken as a whole. The Imagine Assets and the VLLC Assets are in all material respects in good operating condition and repair in accordance with normal and customary industry practices for items of comparable age and use, reasonable wear and tear excepted.

          4.10.  Compliance with Laws; Permits.
                 -----------------------------

          (a) Each of the MTVN Entities is in compliance, in all material respects, with all Laws applicable to its use and operation of the Imagine Assets, the VLLC Asset and the Domain Names.

          (b) Each of the MTVN Entities has obtained and holds all Permits (collectively, the "MTVN Permits") necessary in order to use and operate the Imagine Assets, the VLLC Assets as currently used and operated, none of which has been modified or rescinded and all of which were validly issued and are in full force and effect. No event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, any modification or termination of any MTVN Permit. Each of the MTVN Entities has all rights necessary and the ability required, if any, to transfer the MTVN Permits as contemplated by this Agreement and the Operative Agreements.

          (c) The Domain Names are owned by the MTVN Entities or their nominees free and clear of all liens.

          4.11.  Contribution of Assets; Operation of Business.
                 ---------------------------------------------

          (a) The MTVN Contribution and the Domain Names consist of all of the assets and businesses (other than the assets and businesses expressly excluded therefrom under the Contribution Agreements) owned or controlled by the MTVN Entities that constitute MTVN's current (or, as of May 19, 1999, planned) assets and businesses engaged (or to be engaged) in each case exclusively in the Business, including all assets and businesses used or to be used as of May 19, 1999, in each case, exclusively in connection with the MTV.com, VH1.com and Imagine Radio businesses and all directly or indirectly wholly-owned international businesses engaged or to be engaged as of May 19, 1999, in each case, exclusively in the Business.

          (b) MTVN and Imagine have operated the MTVN Contribution since May 19, 1999 in a manner which they reasonably believe will further the Business of the Partnership and which will not interfere with or frustrate the transactions contemplated hereby.

          (c) Since May 19, 1999, MTVN has funded and has caused its subsidiaries to fund the MTVN Contribution with sufficient capital to fund operations. For purposes of this Section 4.11, such fundings include MTVN's overhead charged and allocated in the same manner as it will be charged and allocated to the Partnership after the Closing.

          (d) Each of the Controlled Affiliates set forth on Schedule 2.5 has good title to the Domain Name set forth on Schedule 2.5 opposite such Controlled Affiliate's name, free and clear of any Liens.

          (e) The terms and conditions of each of the Trademark License Agreement, the Programming License Agreement and the Technology Sharing and License Agreement (each taken as a whole) are no less favorable to the Partnership than the terms and conditions of similar types of such agreements between and among Viacom and its non wholly-owned Controlled Affiliates.

          4.12.  Absence of Liabilities.  There are no liabilities or
                 ----------------------
obligations relating to the MTVN Contribution or the Domain Names other than (i) the VLLC Liabilities and the Imagine Liabilities being assumed by the Partnership pursuant to the VLLC and Imagine Contribution Agreements (which, with respect to periods prior to the Closing, are limited to certain accounts payable, accrued expenses, prepayments and similar working capital items reflected in the balance sheet attached as Exhibit A to Schedule 4.12 or of the same types as such items reflected on such balance sheet which were incurred since the date thereof in the ordinary course of business and consistent with past practice and are not in excess of historical amounts for comparable periods (provided, however, that such liabilities and obligations shall not include liabilities or obligations relating to any MTVN Benefit Plan) and which, with respect to periods after the Closing, are limited to liabilities or obligations arising after, and with respect to the period following, the Closing under the MTVN Assigned Contracts, other than liabilities under such MTVN Assigned Contracts which are not being assumed by the Partnership) and (ii) certain liabilities of VLLC under the Technology License Agreement, the Trademark License Agreement, the Programming License Agreement and the Promotion Agreement, which liabilities are not included in the VLLC Liabilities and are not being assumed by the Partnership.

          4.13.  Employee Benefits.
                 -----------------

          (a) Set forth on Schedule 4.13(a) hereto is a complete and correct list of any MTVN Benefit Plan which covers any MTVN-Partnership Employee. None of the MTVN Entities nor any of their Affiliates has communicated to present or former employees of any MTVN Entity or adopted or authorized any additional material MTVN Benefit Plan or any material change in or termination of any existing MTVN Benefit Plan.

          (b) With respect to any "defined benefit plan", within the meaning of Section 3(35) of ERISA, maintained or contributed to by any MTVN Entity or any of their

ERISA Affiliates within the last six years: (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred (other than for premiums not yet due); (ii) no notice of intent to terminate any such plan has been filed with the PBGC or distributed to participants and no amendment terminating any such plan has been adopted which could result in any liability to the MTVN Entities, the Partnership or the Tune Entities; (iii) no proceedings to terminate any such plan have been instituted by the PBGC and no event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; (iv) no "accumulated funding deficiency," within the meaning of
Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), whether or not waived, has been incurred; and (v) no Lien has arisen under ERISA or the Code, or is likely to arise, on the assets of any MTVN Entity.

          (c) No MTVN Entity has incurred any liability with respect to any "multiemployer plan," within the meaning of Section 3(37) of ERISA to which any MTVN Entity or any of their ERISA Affiliates has contributed or been required to contribute, other than for contributions not yet due.

          (d) No MTVN Entity has any liability, contingent or otherwise, under Section 4069 or 4212 of ERISA.

          (e) With respect to any employment contract which will be contributed to the Partnership pursuant to the VLLC Contribution Agreement (an "Assigned MTVN Employment Contract"):

                 (i) None of the MTVN Entities, nor, to the knowledge of any of the MTVN Entities, any other party to any Assigned MTVN Employment Contract is in breach thereof or default thereunder (or would, with the giving of notice or lapse of time or both, be in breach or default);

                 (ii) There does not exist under any provision of any such Assigned MTVN Employment Contract, to the knowledge of the MTVN Entities, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default;

                 (iii) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (A) increase the amount of any payments or benefits otherwise payable under any Assigned MTVN Employment Contract, (B) result in the acceleration of the time of payment, exercisability, funding or vesting of any such payments or benefits, or
(C) result in any payment (whether severance pay or otherwise) becoming due under any Assigned MTVN Employment Contract; and

                 (iv) No payment or series of payments that would constitute a "parachute payment" (within the meaning of Section 280G of the Code) has been made or will be made under any Assigned MTVN Employment Contract in connection with the execution of this Agreement or as a result of the consummation of the transactions contemplated hereby.

          4.14.  Employees.  Except as set forth on Schedule 4.14 attached
                 ---------
hereto, no employees of any MTVN Entity are represented by a labor union or other labor organization.

          4.15.  Intellectual Property.
                 ---------------------

          (a) MTVN has sufficient title and ownership of, and rights to use, the Intellectual Property included in the MTVN Contribution (other than any right, title or interest of VLLC under the Trademark License Agreement, the Partnership Agreement, the Technology Sharing and License Agreement and the Programming License Agreement) (the "MTVN Contribution IP") in order to contribute the same as contemplated under this Agreement without any conflict with or infringement of the rights of others, and such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) Schedule 4.15(b) contains a true, accurate and complete list as of the date hereof of all Intellectual Property (if any) that constitutes patents, patent applications, trademark and service marks and corresponding registrations and applications for registration thereof, and registered copyrights and corresponding registrations and applications for registration thereof, as well as Domain Names, included in the MTVN Contribution IP.

          (c) Schedule 4.15(c) further sets forth a true, accurate and complete list as of the date hereof of all Outstanding Licenses of MTVN or its Affiliates included in the MTVN Contribution IP.

          (d) Except as set forth in Schedule 4.15(c), the MTVN Entities have sole and exclusive beneficial and record ownership, legal title and the right to use the MTVN Contributed IP, free and clear of Liens and any rights or claims of present or former employees, consultants, officers and directors of the any of the MTVN Entities.

          (e) The MTVN Entities have not, in connection with the MTVN Contribution, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of third parties, and are not presently so interfering, infringing, misappropriating or in conflict therewith, nor have any of them received any communications alleging that it has infringed or violated any of the Intellectual Property of any other Person, and (without limiting any of the other representations and warranties herein), to the knowledge of the MTVN Entities and any of their respective officers, there is not any basis for the making of any such allegation.

          (f) There is not pending, nor to the MTVN Entities' knowledge, has there been threatened, any action or proceeding to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the MTVN Contribution IP.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF LIBERTY
                   -----------------------------------------

          Liberty hereby represents and warrants to the MTVN Entities and the Partnership, as follows:

          5.1. Due Incorporation; Good Standing.  Liberty is a corporation duly
               --------------------------------
incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and businesses as currently being conducted, except in any such case as would not have a material adverse effect on its ability to perform its obligations hereunder and in the Parent Agreement.

          5.2. Due Authority; Valid, Binding and Enforceable.
               ---------------------------------------------

          (a) Liberty has the requisite corporate power and authority to enter into and perform this Agreement and the Parent Agreement; the execution, delivery and performance by it of this Agreement and of the Parent Agreement have been duly authorized by all required corporate action on its part and, if required, by its stockholders, and this Agreement and the Parent Agreement have been duly executed and delivered by it.

          (b) This Agreement and the Parent Agreement are legal, valid and binding obligations of Liberty, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and (ii) to the extent that equitable remedies, such as injunctive relief or specific performance, are within the discretion of courts of competent jurisdiction.

          5.3. No Violation of Laws or Agreements.  The execution, delivery, and
               ----------------------------------
performance by Liberty of this Agreement and the Parent Agreements and the consummation by it of the transactions contemplated hereby and thereby with respect to Liberty do not and will not, (a) violate, conflict with or result in the breach of any provision of its certificate of incorporation, or by-laws, or
(b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or notice to, or filings with or result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests or the assets of the Tune Subsidiaries or give to others any interests or rights therein under (i) any license, plan, Permit or Contract to which it is a party or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution, or Law, to which it is subject with such exceptions as, individually and in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement and the Parent Agreement.

          5.4.  No Solicitation.  Since May 19, 1999, Liberty has not hired any
                ---------------
Person that is an employee of SonicNet or Box or the Tune Subsidiaries. Since May 19, 1999, Liberty has not hired any Person who would otherwise become an employee of the Partnership or any of its subsidiaries.

          5.5.  AT&T/Liberty Agreement.  The copy of the AT&T/Liberty Agreement
                ----------------------
attached hereto as Schedule 5.5 is a true and correct copy of such Agreement.

                                   ARTICLE 6

         REPRESENTATIONS AND WARRANTIES BY TCI MUSIC, SONICNET AND BOX
         -------------------------------------------------------------

          Subject to Section 8.16, TCI Music, SonicNet and Box hereby jointly and severally represent and warrant to the MTVN Entities and the Partnership, as follows:

          6.1. Due Incorporation; Good Standing.
               --------------------------------

          (a) Each of TCI Music, SonicNet, Box, the other Tune Entities and the Tune Subsidiaries is a corporation (or other entity) duly incorporated (or organized), validly existing and in good standing as a corporation (or such other entity) under the laws of the state of its incorporation or formation and each of SonicNet, Box, the other Tune Entities and the Tune Subsidiaries has previously delivered to MTVN complete and correct copies of its certificate of incorporation and all amendments thereto to the date hereof and its by-laws, as currently in effect (or similar organizational documents with different names).

          (b) Each of SonicNet LLC and Box LLC is a limited liability company duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, has the requisite limited liability company power and authority to own, lease and operate its assets and its businesses as currently being conducted and has previously delivered to MTVN complete and correct copies of its certificate of formation and all amendments thereto to the date hereof and its operating agreement, as currently in effect.

          6.2. Due Authority; Valid, Binding and Enforceable.
               ---------------------------------------------

          (a) Each of the Tune Entities has the requisite corporate (or in the case of SonicNet LLC and Box LLC, limited liability company) power and authority to enter into and perform this Agreement and the Operative Agreements to which it is a party; the execution, delivery and performance by each of the Tune Entities of this Agreement and of the Operative Agreements to which it is a party have been duly authorized by all required corporate (or in the case of SonicNet LLC and Box LLC, limited liability company) action on its part and by its stockholders (or in the case of each of SonicNet LLC and Box LLC, its sole member), and this Agreement and the Operative Agreements to which each of the Tune Entities is a party have been duly executed and delivered by it.

          (b) This Agreement and the Operative Agreements to which each of the Tune Entities is a party are legal, valid and binding obligations of such Tune Entity, enforceable against it in accordance with their respective terms, except
(i) as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and (ii) to the extent that equitable remedies, such as injunctive relief or specific performance, are within the discretion of courts of competent jurisdiction.

          6.3. No Violation of Laws or Agreements.  The execution, delivery, and
               ----------------------------------
performance by each of the Tune Entities of this Agreement and the Operative Agreements to which each is a party and the consummation by each of the Tune Entities of the transactions contemplated hereby and thereby do not and will not
(a) violate, conflict with or result in the breach of any provision of the certificate of incorporation, by-laws, certificate of formation or operating agreement (or similar organizational documents with different names) of the applicable Tune Entity or (b) except as set forth on Schedule 6.3(b), violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or notice to, or filings with or result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests, SonicNet LLC, Box LLC or any assets of any Tune Subsidiary or give to others any interests or rights therein under (i) any Tune Permit, any Tune Benefit Plan, any Outstanding License of a Tune Entity or any Contract to which any of the Tune Entities is a party, or by which any of the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests, SonicNet LLC, Box LLC or any assets of any Tune Subsidiary may be bound or affected or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or other Governmental Entity or any applicable constitution, or Law, to which any of the Tune Entities is subject or which is applicable to any of the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests, SonicNet LLC, Box LLC or any assets of any Tune Subsidiary, except in any case under this clause (b) as would not, individually or in the aggregate, have a material adverse effect on (y) the SonicNet LLC Assets, the Box LLC Assets and the assets of the Tune Subsidiaries, taken as a whole, or SonicNet LLC and Box LLC, taken as a whole, or (z) the ability of the Tune Entities to perform their obligations under this Agreement and the Operative Agreements to which they are a party.

          6.4. Subsidiaries.  Except for the Excluded Subsidiaries set forth on
               ------------
Schedule 6.4(a), the only subsidiaries of SonicNet LLC, Box LLC, SonicNet or Box, as the case may be, are the entities set forth on Schedule 6.4(b). Set forth next to the name of each such Tune Subsidiary identified on Schedule 6.4(b) is the jurisdiction of incorporation (or other formation) for such Tune Subsidiary. Except as set forth on Schedule 6.4(b), SonicNet and/or Box directly or indirectly beneficially own 100% of the outstanding shares of capital stock or other equity interests of each Tune Subsidiary, free and clear of all Liens, and all of such shares of capital stock or other equity interests are duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of, or subject to, any preemptive or similar rights. There are no outstanding (x) securities convertible into or exchangeable for any capital stock of any of the Tune Subsidiaries, (y) options, warrants or other rights to purchase or subscribe for the capital stock of any of the Tune Subsidiaries or securities convertible into or exchangeable for the capital stock of any of the Tune Subsidiaries or (z) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of any of the Tune Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth in Schedule 6.4(c), neither SonicNet nor Box directly or indirectly owns any capital stock or other equity interest in any Person other than the Tune Subsidiaries (excluding the Excluded Subsidiaries).

          6.5. Financial Statements.  True, correct and complete copies of the
               --------------------
unaudited balance sheet of each of SonicNet and its Tune Subsidiaries and Box and its Tune Subsidiaries as of December 31, 1998 and the related statements of income for the twelve-month period then ended are attached hereto as Part A of
Schedule 6.5, and true, correct and complete copies of the unaudited balance sheet of each of SonicNet and its Tune Subsidiaries and Box and its Tune Subsidiaries (the "Tune Interim Balance Sheet") at June 30, 1999 and the related statements of income for the six months then ended are attached hereto as Part B of Schedule 6.5 (all such financial statements are referred to herein collectively as the "Tune Financial Statements"). The Tune Financial Statements were prepared in accordance with the books and records of each of the applicable Tune Entities and fairly present in all material respects the financial condition and results of operations of SonicNet and its Tune Subsidiaries and Box and its Tune Subsidiaries as of the dates and for the periods indicated, in each case in conformity with GAAP, consistently applied, throughout the periods specified, except as expressly set forth therein and except that the Tune Financial Statements may omit footnotes and the Tune Interim Balance Sheet is subject to normal year-end adjustments which are not, in the aggregate, material.

          6.6. Contracts.  Schedule 6.6 sets forth a list of all written, and a
               ---------
description of all oral, Contracts to which either of SonicNet or Box is a party, which Contracts will be contributed to SonicNet LLC or Box LLC, as the case may be, pursuant to the SonicNet-LLC Contribution Agreement or the Box-LLC Contribution Agreement, as the case may be, or to which any Tune Subsidiary is a party, in each case other than any Contract which is an Excluded Tune Asset and except for any such Contract providing for payments to or by any of the Tune Entities, as the case may be, over the remaining term of such Contracts of no more than $15,000 individually or $200,000 in the aggregate for all such non-scheduled Contracts. Except as disclosed on Schedule 6.6, after giving effect to the contribution to SonicNet LLC and Box LLC, respectively, of the SonicNet LLC Assets and the Box LLC Assets, (i) all such Contracts are valid and binding on, and enforceable against, Box LLC, SonicNet LLC or the applicable Tune Subsidiary, as the case may be, in accordance with their terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court and, to the knowledge of the Tune Entities, as the case may be, all such Contracts are valid and binding on, and enforceable against the other parties thereto, subject to the terms thereof, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court, (ii) none of the Tune Entities, nor, to the knowledge of any of the Tune Entities, any other party to any such Contract is in breach thereof or default thereunder and (iii) there does not exist under any provision of any such contract, to the knowledge of the Tune Entities, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except with respect to the foregoing clauses (i)-(iii) for all such failures to be valid, binding and enforceable and such breaches, defaults, events and disputes which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the SonicNet LLC Assets, the Box LLC Assets and the assets of the Tune Subsidiaries, taken as a whole, or SonicNet LLC and Box LLC, taken as a whole. True and complete copies of all written, and accurate summaries of all oral, Contracts set forth on
Schedule 6.6 have been made available to MTVN.

          6.7. No Changes.  Except as set forth on Schedule 6.7(a), (A) since
               ----------
March 31, 1999, each of SonicNet, Box and the Tune Subsidiaries has conducted its respective business only in the ordinary course of business consistent with past practice, the MOU and the budget attached hereto as Schedule 6.7(b) (the "Tune Budget"), and (B) since December 31, 1998 there has not been: (i) any material adverse change in the financial condition, results of operations or business of SonicNet, Box or the Tune Subsidiaries, except for (x) material adverse changes that may have resulted from the public announcement of the execution of the MOU or (y) Material Adverse Change Exclusions, (ii) any termination of any Contract (which, solely for purposes of this Section 6.7, shall mean Contracts identified as if the Closing had occurred on May 19, 1999) to which any of SonicNet, Box, SonicNet LLC, Box LLC or the other Tune Subsidiaries is a party (other than Contracts which expire in accordance with their terms) or (iii) any dividend or other distribution to TCI Music of any assets of SonicNet or Box, other than any Excluded Tune Asset or Excluded Subsidiary.

          6.8. No Brokerage.  There is no investment banker, broker, finder or
               ------------
other similar intermediary which has been retained by any of the Tune Entities or is authorized to act on behalf of any of the Tune Entities or any Affiliates thereof or any of their respective officers and directors who might be entitled to any fee or commission from any of the MTVN Entities or any Affiliates thereof, the Partnership or any of its subsidiaries upon consummation of the transactions contemplated by this Agreement or the Operative Agreements.

          6.9. Absence of Litigation.  Except as set forth in Schedule 6.9,
               ---------------------
there is no action, suit, investigation, claim, arbitration or litigation pending or, to the knowledge of any of the Tune Entities, threatened against any of the Tune Entities or their business and operations insofar as it relates to the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests, Box LLC, SonicNet LLC or the assets of any Tune Subsidiary, at law or in equity, before or by any arbitrator or Governmental Entity, except for any such actions, suits, investigations, claims, arbitrations or litigations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the SonicNet LLC Assets, the Box LLC Assets and the assets of the Tune Subsidiaries, taken as a whole, or SonicNet LLC and Box LLC, taken as a whole. None of the Tune Entities is currently operating under or subject to any order, award, judgment, writ, decree, determination or injunction, in any such case specific to the use by any Tune Entity of the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests or the assets of any Tune Subsidiary, of any arbitrator or Governmental Entity (other than the FCC Licenses and other Permits listed on Schedule 6.13(c)).

          6.10.  Real Property; Totality and Conditions of Assets.
                 ------------------------------------------------

          (a) There is no real property owned by the Tune Entities and included in the SonicNet LLC Assets and the Box LLC Assets.

          (b) Schedule 6.10(b) contains a true and complete list of all written, and a description of all oral licenses or leases of real property by the Tune Entities which are included in the SonicNet LLC Assets and the Box LLC Assets (collectively, the "Real Property").

          (c)    The Real Property (including all buildings and structures) is
(i) in all material respects adequate for the uses for which it is used by the Tune Entities, (ii) in compliance with all material restrictions of record and other recorded Liens, (iii) not the subject of any pending condemnation, eminent domain or inverse condemnation, and (iv) not the subject of any contract or other restrictions of any nature whatsoever (recorded or, to the knowledge of the Tune Entities, unrecorded) other than the leases and licenses pertaining thereto, as set forth in Schedule 6.10(b), that prevents or limits any Tune Entities' right to transfer its interest in any such Real Property.

          (d) SonicNet LLC, Box LLC and the other Tune Subsidiaries, as applicable, after giving effect to the transactions contemplated in the Box-LLC and SonicNet-LLC Contribution Agreements, (i) have good leasehold interests in the Real Property, free and clear of all Liens other than interests of the lessors therein, except as disclosed on Schedule 6.10(d), (ii) enjoy peaceful and quiet possession of each Real Property occupied by it, and (iii) have full legal and practical access to each Real Property that it occupies, in each case other than where the failure to have such rights, title or interest would have a material adverse effect on such Real Property.

          (e) All leases, licenses or similar agreements relating to any use or operation by any Tune Entity of any Real Property are identified or described on Schedule 6.10(b) hereto; true and complete copies or written descriptions thereof have been made available to MTVN; each Tune Entity which is a party to any thereof is in compliance in all material respects with the terms thereof; and all such leases, licenses or similar agreements are in full force and effect, and no Tune Entity is aware of a default or prospective default thereunder by any other party thereto, nor has any of them received notice asserting the existence of any such default; and there are no facts known to any Tune Entity that would prevent any Real Property from being occupied after the Closing in substantially the same manner as before, in each case except as set forth in Schedule 6.10(b).

          (f) SonicNet LLC and Box LLC, after giving effect to the contribution thereto of the SonicNet LLC and Box LLC Assets, and the Tune Subsidiaries are the sole owners of and have good title to or a valid leasehold interest in the SonicNet LLC Assets, the Box LLC Assets and the assets of the Tune Subsidiaries, respectively (other than Real Property), respectively, free and clear of any Liens, except for and subject only to Liens listed on Schedule 6.6 and those which would not, individually or in the aggregate, be expected to have a material adverse effect on the SonicNet LLC Assets, the Box LLC Assets and the assets of the Tune Subsidiaries, taken as a whole, or SonicNet LLC and Box LLC, taken as a whole. SonicNet and Box are the sole owners of the SonicNet Membership Interests and the Box Membership Interests, respectively, free and clear of all Liens. The SonicNet LLC Assets, the Box LLC Assets and the assets of the Tune Subsidiaries are in all material respects in good operating condition and repair in accordance with normal and customary industry practices for items of comparable age and use, reasonable wear and tear excepted.

          (g) Box Europe has no material assets other than its equity interests in Video Jukebox Network Europe, Ltd., the Box Music Network S.L., Box Italy and Box Holland.

          6.11.  Environmental.  Except in accordance with applicable Law, none
                 -------------
of the Tune Entities has generated, stored, transported, or disposed of any Hazardous Substances at any real property owned, leased, occupied, or otherwise held by any Tune Entity (or in which it previously had an interest) and which are included in the Tune Contribution. There have been no releases of Hazardous Substances in violation of any applicable Law on any real property owned, leased, occupied or otherwise held by any of SonicNet, Box or any Tune Subsidiary (including any Real Property in which any of SonicNet, Box or any Tune Subsidiary previously had an interest) and which are included in the Tune Contribution which could have a material adverse effect on the SonicNet LLC Assets, the Box LLC Assets and the assets of the Tune Subsidiaries, taken as a whole. To the knowledge of the Tune Entities, there are no underground storage tanks or, except in accordance with applicable Law, asbestos-containing materials, at or on any real property owned, leased, occupied, or otherwise held by any Tune Entity (including any real property in which any of SonicNet, Box or any Tune Subsidiary previously had an interest) and relating to the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests, SonicNet LLC, Box LLC or the other Tune Subsidiaries. No Tune Entity has received any notice, request for information, order, claim, or demand from any Governmental Entity with respect to the generation, storage, release, or removal of any Hazardous Substance or asbestos.

          For purposes of this Agreement, "Hazardous Substances" means any toxic, caustic, or otherwise dangerous substance regulated under federal, state or local environmental statutes, rules, ordinances, or orders, including, but not limited to (i) "hazardous substance" as defined in 42 U.S.C. (S) 9601, (ii) petroleum products, derivatives, byproducts and other hydrocarbons, and (iii) asbestos or asbestos containing materials.

          6.12.  Contribution of Assets; Operation of Business.
                 ---------------------------------------------

          (a) Except as set forth on Schedule 6.12(a) and except for the Excluded Tune Assets, the SonicNet LLC Assets and the Box LLC Assets include all assets owned, used or held for use by SonicNet or Box or their Affiliates which relate to, or are reasonably necessary for use in connection with their business, including all of the capital stock of the direct and indirect subsidiaries of SonicNet and Box which exclusively conduct the international businesses of SonicNet and Box.

          (b) Since May 19, 1999, Tune has and has caused its subsidiaries to fund the assets and businesses included in the Tune Contribution with sufficient capital to fund operations in accordance with the Tune Budget. For purposes of this Section 6.12, such fundings include Tune's overhead charged and allocated in the same manner as historically charged and allocated to Box and SonicNet and as reflected in the Tune Budget.

          (c) Schedule 6.12(c) sets forth each tangible asset included in the Tune Contribution with a book value as of June 30, 1999 greater than $1,000.

          6.13.  Compliance with Laws; Permits.
                 -----------------------------

          (a) Each of the Tune Entities is in compliance in all material respects with all Laws applicable to its use of the SonicNet LLC Assets and the Box LLC Assets, as well as all Laws applicable to the SonicNet Membership Interests, the Box Membership Interests, SonicNet LLC or Box LLC or the other Tune Subsidiaries.

          (b) Each of the Tune Entities has obtained and holds all Permits (collectively, the "Tune Permits") necessary in order to use and operate the SonicNet LLC Assets and the Box LLC Assets and the assets of the Tune Subsidiaries, as currently used and operated, none of which has been modified or rescinded and all of which were validly issued and are in full force and effect except such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the SonicNet LLC Assets and the Box LLC Assets and the assets of the Tune Subsidiaries, taken as a whole, or SonicNet LLC and Box LLC, taken as a whole. No event is known by any Tune Entity to have occurred and be continuing that permits, or after notice or lapse of time or both would permit, any modification or termination of any material Tune Permit.

          (c) Schedule 6.13(c) sets forth a true and complete list of all Tune Permits (the "FCC Licenses") held by any of the Tune Entities issued by the Federal Communications Commission (the "FCC") and relating to the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests, SonicNet LLC, Box LLC and the assets of the Tune Subsidiaries and of all other material Permits held by the Tune Entities and relating to the SonicNet LLC Assets, the Box LLC Assets, the SonicNet Membership Interests, the Box Membership Interests, SonicNet LLC, Box LLC and the assets of the Tune Subsidiaries.

    (d) The FCC Licenses identified on Schedule 6.13(c) are held by the Person identified on Schedule 6.13(c) as the licensee of such FCC License.
Schedule 6.13(c) also sets forth the expiration date of each FCC License. The FCC Licenses are validly issued and in full force and effect. Except as disclosed on Schedule 6.13(d), (i) no licenses, permits or authorizations (other than such as are not material) of any Governmental Entity other than the FCC are required for the operation of the Stations in the manner as currently conducted, and (ii) such FCC Licenses constitute all of the licenses and authorizations required under the Communications Act for, and/or used in the operation of, the Stations as currently operated. Except as disclosed on Schedule 6.13(d), there is not pending or, to the knowledge of any of the Tune Entities, threatened any action, suit, investigation, claim, arbitration or litigation by or before the FCC to revoke, restrict, cancel, rescind, modify or deny renewal of any of the FCC

Licenses, and there is not issued, outstanding, pending or, to the knowledge of any of the Tune Entities, threatened by or before the FCC any order to show cause, notice of violation, notice of apparent liability, notice of forfeiture or complaint against any of the Tune Entities relative to the FCC. Each of the applicable Tune Entities is operating in compliance with the terms of the applicable FCC Licenses, the Communications Act, and the current rules, regulations, and published policies of the FCC. Complete and correct copies of the FCC Licenses have been made available to MTVN.

          6.14.  Taxes.  Except as disclosed on Schedule 6.14:
                 -----

          (a) Each of SonicNet LLC, Box LLC and the other Tune Subsidiaries has timely filed all Tax Returns required to be filed by it. All such Tax Returns are true, correct and complete.

          (b) Each of SonicNet LLC, Box LLC and the other Tune Subsidiaries has paid all Taxes required to be paid by it other than those which are subject to a good faith dispute and are not material.

          (c) There is no audit, litigation or other proceeding or proposed or outstanding assessment or deficiency with respect to Taxes pending or, to the knowledge of any of the Tune Entities, or threatened with respect to any of SonicNet LLC, Box LLC and the other Tune Subsidiaries.

          (d) Each of SonicNet LLC, Box LLC and the other Tune Subsidiaries has complied with all legal requirements regarding information reporting and withholding and payment over of Taxes with respect to payments made to third parties.

          (e) None of SonicNet LLC, Box LLC and the other Tune Subsidiaries is subject to any closing agreement or similar agreement with respect to Taxes.

          (f) Each of SonicNet LLC and Box LLC has a single owner and is, and at all times has been, treated for federal, and, to the extent permitted by applicable Law, state and local, tax purposes, as disregarded as an entity separate from its owner.

          (g) The classification of each of the Tune Subsidiaries for U.S. federal income tax purposes (e.g., as a corporation, partnership or disregarded entity) is set forth in Schedule 6.14(g).

          6.15.  Intellectual Property.
                 ---------------------

          (a) The Tune Entities (other than TCI Music) have sufficient title and ownership of, and rights to use, Intellectual Property, including the Intellectual Property that is the subject matter of Schedule 6.9 (whether by ownership or License, and whether or not listed in Schedule 6.15 referred to below), included in the SonicNet LLC Assets or the Box LLC Assets or owned, used or held for use by any of the Tune Subsidiaries, necessary to conduct their respective businesses as now conducted and as currently proposed to be conducted without any conflict with or infringement of the rights of others, and such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) Schedule 6.15(b) contains a true, accurate and complete list as of the date hereof of all Intellectual Property that constitutes patents, patent applications, trademark and service marks and corresponding registrations and applications for registration thereof, and registered copyrights and corresponding registrations and applications for registration thereof, as well as internet domain names, included in the SonicNet LLC or Box LLC Assets or in which any of the Tune Subsidiaries has any right, title or interest (the "Tune Scheduled Intellectual Property").

          (c) Schedule 6.15(c) further sets forth a true, accurate and complete list as of the date hereof of all Outstanding Licenses of the Tune Entities (other than TCI Music), identifying the other parties thereto and the subject matter and date thereof.

          (d) Except as set forth in Schedule 6.15(c), the Tune Entities (other than TCI Music) have sole and exclusive beneficial and record ownership, legal title and the right to use of all of their respective Intellectual Property (whether or not listed in Schedule 6.15(b)), free and clear of Liens and any rights or claims of present or former employees, consultants, officers and directors of any of the Tune Entities or any other Persons, and there are no Outstanding Licenses.

          (e) Except as set forth in Schedule 6.15(c), the Tune Entities have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of third parties, nor have any of them received any communications alleging that it has violated or is violating any of the Intellectual Property of any other Person, and (without limiting any of the other representations and warranties herein), to the knowledge of the Tune Entities, there is not any basis for the making of any such allegation.

          (f) Except as set forth in Schedule 6.15(c), there is not pending, nor to the Tune Entities' knowledge has there been threatened, any action or proceeding to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the Intellectual Property of the Tune Entities included in the Tune Contribution.

          (g) To the knowledge of the Tune Entities, none of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of such Tune Entity, or with each such consultant's performance of its contractual obligations or other presently contemplated duties to the such Tune Entity.

          6.16   [Intentionally Left Blank]

          6.17.  Absence of Liabilities.  There are no liabilities or
                 ----------------------
obligations relating to the Box Membership Interests and the SonicNet Membership Interests other than the Box Assumed Liabilities and the SonicNet Assumed Liabilities, and SonicNet LLC, Box LLC and the

Tune Subsidiaries have no liabilities or obligations (i) relating to periods prior to the Closing other than with respect to certain accounts payable, accrued expenses, prepayments and similar working capital items reflected in the balance sheet attached as Exhibit A to Schedule 6.17 or of the same types as such items reflected on the balance sheet which were incurred since the date thereof in the ordinary course of business and consistent with past practice and are not in excess of historical amounts for comparable periods (provided, however, that such liabilities and obligations shall not include liabilities or obligations relating to any Tune Benefit Plan) or (ii) with respect to periods after the Closing, other than liabilities or obligations arising after, and with respect to the period following, the Closing under the Tune Assigned Contracts.

          6.18.  Employee Benefits.
                 -----------------

          (a) Set forth on Schedule 6.18 hereto is a complete and correct list of any Tune Benefit Plan which covers any SonicNet LLC Employee or Box-MTVN Employee. Except as set forth in Schedule 6.18(a), none of SonicNet, Box, SonicNet LLC, Box LLC, the Tune Subsidiaries or any of their Affiliates has communicated to present or former employees of SonicNet, Box, SonicNet LLC, Box LLC or the Tune Subsidiaries or adopted or authorized any additional material Tune Benefit Plan or any material change in or termination of any existing Tune Benefit Plan.

          (b) With respect to any "defined benefit plan", within the meaning of Section 3(35) of ERISA, maintained or contributed to by SonicNet, Box, SonicNet LLC, Box LLC, any of the Tune Subsidiaries or any of their ERISA Affiliates within the last six years: (i) no liability to the PBGC has been incurred (other than for premiums not yet due); (ii) no notice of intent to terminate any such plan has been filed with the PBGC or distributed to participants and no amendment terminating any such plan has been adopted which could result in any liability to the Tune Entities, the Partnership or the MTVN Entities; (iii) no proceedings to terminate any such plan have been instituted by the PBGC and no event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; (iv) no "accumulated funding deficiency," within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, has been incurred; and (v) no Lien has arisen under ERISA or the Code, or is likely to arise, on the assets of SonicNet, Box, SonicNet LLC, Box LLC or any of the Tune Subsidiaries.

          (c) Neither SonicNet, Box, SonicNet LLC, Box LLC or any of the Tune Subsidiaries has incurred any liability with respect to any "multiemployer plan," within the meaning of Section 3(37) of ERISA to which any Tune Entity or any of its ERISA Affiliates has contributed or been required to contribute, other than for contributions not yet due.

          (d) Neither SonicNet, Box, SonicNet LLC, Box LLC or any of the Tune Subsidiaries has any liability, contingent or otherwise, under Section 4069 or 4212 of ERISA.

          (e) With respect to any Box Employment Contract or any employment contract which will be contributed to SonicNet LLC pursuant to the SonicNet-LLC Contribution Agreement (an "Assigned Tune Employment Contract"):

          (i) None of the Tune Entities, nor, to the knowledge of any of the Tune Entities, any other party to any Assigned Tune Employment Contract is in breach thereof or default thereunder (or would, with the giving of notice or lapse of time or both, be in breach or default);

          (ii) There does not exist under any provision of any such Assigned Tune Employment Contract, to the knowledge of the Tune Entities, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default ;

          (iii) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (A) increase the amount of any payments or benefits otherwise payable under any Assigned Tune Employment Contract, (B) result in the acceleration of the time of payment, exercisability, funding or vesting of any such payments or benefits, or (C) result in any payment (whether severance pay or otherwise) becoming due under any Assigned Tune Employment Contract;

          (iv) No payment or series of payments that would constitute a "parachute payment" (within the meaning of Section 280G of the Code) has been made or will be made under any Assigned Tune Employment Contract in connection with the execution of this Agreement or as a result of the consummation of the transactions contemplated hereby; and

          (v) True and complete copies of any Assigned Tune Employment Contract have been provided to MTVN.

     (f) With respect to any Tune Benefit Plan which covers only employees of Box Italy or any Tune Subsidiary other than SonicNet LLC or Box LLC ("Tune Subsidiary Benefit Plan"):

          (i) All contributions and premium payments required to have been paid under or with respect to any Tune Subsidiary Benefit Plan have been timely paid or accrued;

          (ii) Each Tune Subsidiary Benefit Plan is and has been operated and administered in all material respects in accordance with its terms, the terms of any applicable collective bargaining agreement, and all applicable Laws;

          (iii) There are no actions, suits, or claims (other than routine claims for benefits in the ordinary course) with respect to any Tune Subsidiary Benefit Plan pending which could give rise to a material liability to the Partnership or its subsidiaries, or to the knowledge of any of the Tune Entities threatened, and none of the Tune Entities has any knowledge of any facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course);

          (iv) No Tune Subsidiary Benefit Plan is currently under governmental investigation or audit and, to the knowledge of the Tune Entities no such investigation or audit is contemplated or under consideration;

               (v) Except as provided in Schedule 6.18(f)(v), neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (i) increase the amount of benefits otherwise payable under any Tune Subsidiary Benefit Plan, (ii) result in the acceleration of the time of payment, exercisability, funding or vesting of any such benefits, or (iii) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any current or former employee or director of SonicNet, Box, SonicNet LLC, Box LLC or any of the Tune Subsidiaries; and

               (vi) No payment or series of payments that would constitute a "parachute payment" (within the meaning of Section 280G of the Code) has been made or will be made by SonicNet, Box, SonicNet LLC, Box LLC or any of the Tune Subsidiaries, directly or indirectly, to any employee in connection with the execution of this Agreement or as a result of the consummation of the transactions contemplated hereby.

     (g) Neither the employees of Box Italy nor the employees of any Tune Subsidiary other than SonicNet LLC or Box LLC are covered by any employee benefit plan other than a Tune Subsidiary Benefit Plan.

     6.19.     Certain Restrictive Provisions.  Neither the Partnership nor
               ------------------------------
any of its subsidiaries shall be subject to any non-competition provision, exclusivity provision, output or requirement contract or right of first refusal or other similar contractual restrictions on its ability to conduct its business (collectively, the "Restrictive Provisions") by virtue of the Partnership's assumption either directly or through a subsidiary of any contract or other arrangement of SonicNet or Box or any of their subsidiaries or as a result of the Partnership being a successor to either SonicNet or Box, other than such Restrictive Provisions as would apply solely to the SonicNet Contribution or the Box Contribution, as the case may be, and other than those set forth in the contracts and arrangements disclosed on Schedule 6.19 hereto.

     6.20.     Employees.
               ---------

     (a) Except as set forth on Schedule 6.20(a) attached hereto, no employees of Box, SonicNet, Box LLC, SonicNet LLC, Box Italy or the other Tune Subsidiaries are represented by a labor union or other labor organization. Within the last three years, there have been no strikes, work stoppages or other material labor disputes involving employees of Box, SonicNet, Box LLC, SonicNet LLC, Box Italy or any other Tune Subsidiary.

     (b) During the period from May 19, 1999 to the Closing, neither TCI Music nor any of its Controlled Affiliates (other than Box, SonicNet or its subsidiaries) has hired any person that was an employee of SonicNet or Box or their subsidiaries at any time during such period.

     (c) Since May 19, 1999, neither TCI Music nor any of its Controlled Affiliates has hired any person who would otherwise become an employee of the Partnership or any of its subsidiaries upon consummation of the Closing.

          6.21.  Agreements.  From May 19, 1999 to the date hereof, except as
                 ----------
set forth on Schedule 6.21 and except as MTVN has consented to in writing (including by e-mail):

          (a) neither SonicNet, Box nor any of their subsidiaries has entered into or renewed any affiliation agreement or amended any of the terms of any existing affiliation agreement which is part of the Tune Contribution.

          (b) neither Box nor any of its subsidiaries has exercised its option under any existing affiliation agreement to roll out the Box Service onto any cable or other system, and

          (c) neither Box, SonicNet nor any of their subsidiaries has entered into, renewed or amended any agreement involving any significant expenditure or obligation which the Partnership or any of its subsidiaries would be obligated to pay or bear after the date hereof other than as provided in the Tune Budget.

          6.22.  Year 2000 Compliance.
                 --------------------

          (a) The Tune Entities (which, for purposes of this Section 6.22, shall not include TCI Music) believe that their products and their suppliers and vendors will be Year 2000 Compliant before October 1, 1999, assuming that the Partnership, after the Closing, will pursue the plans developed for the assets and businesses included in the Tune Contribution.

          (b) The Tune Entities (i) are developing a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (ii) are implementing that plan in accordance with that timetable in all material respects. The Tune Entities reasonably anticipate that they will be Year 2000 Compliant on a timely basis, assuming that the Partnership, after the Closing, will pursue the plans developed for the assets and businesses included in the Tune Contribution..

          (c) As used herein, the term "Year 2000 Compliant" means, with respect to an entity, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

                                   ARTICLE 7

                           SURVIVAL; INDEMNIFICATION
                           -------------------------

          7.1.   Survival.  All representations, warranties, covenants and
                 --------
agreements contained in this Agreement or in any schedule, exhibit, certificate, agreement, document or statement delivered pursuant hereto shall survive indefinitely after (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto; provided, however, that the
                                             --------  -------
representations and warranties set forth in Articles 4, 5 and 6, the schedules related thereto and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the second anniversary of the Closing

Date except as follows: (a) the representations and warranties which relate expressly or by necessary implication to Taxes, ERISA or other employment or labor matters (as modified by the schedules related thereto) will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); (b) the representations and warranties which relate expressly or by necessary implication to the environment or environmental Laws (as modified by the schedules related thereto) will survive for a period of five years from the Closing Date; and (c) the representations and warranties set forth in Sections 4.1, 4.2, 5.1, 5.2, 6.1, 6.2, and 6.10 and (f) (first sentence (only as it relates to the equity interests in the Tune Subsidiaries) and second sentence only) (as modified by the schedules related thereto) will survive indefinitely. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article 7 on the basis of a breach or inaccuracy of that representation and warranty by any Person who would have been entitled pursuant to this Article 7 to indemnification on the basis of a breach or inaccuracy of that representation and warranty prior to its termination and expiration; provided that in the case of each representation and warranty that will terminate and expire as provided in this Section 7.1, no claim presented in writing for indemnification pursuant to this Article 7 on the basis of a breach or inaccuracy of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

          7.2. Indemnification by Viacom, Imagine and VLLC.  The MTVN Entities
               -------------------------------------------
shall jointly and severally indemnify and hold Liberty, TCI Music, Box, SonicNet, and their shareholders, employees, officers, directors and agents (collectively, the "Tune Indemnified Parties") and the Partnership, the General Partner, and their respective employees, officers, directors and agents (collectively, the "Partnership Indemnified Parties"), without duplication, harmless from and against, and agree promptly to defend any such Indemnified Party from and reimburse any such Indemnified Party for, any and all Losses which any such Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from, without duplication:

          (a) any breach or inaccuracy as of the date of this Agreement of any of the representations and warranties made by the MTVN Entities in or pursuant to this Agreement or the Contribution Agreements or in any instrument or certificate delivered by any of the MTVN Entities in accordance herewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, except to the extent provided in Section 8.16, to determine if there had been an inaccuracy or breach of a representation or warranty of any of the MTVN Entities and the Losses arising from such inaccuracy or breach for purposes of this indemnity, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a material adverse effect); provided, the MTVN Entities shall not be required to indemnify the Tune
         --------
Indemnified Parties or the Partnership Indemnified Parties under this Section 7.2(a) for any Losses arising out of a breach of any of the representations or warranties contained herein insofar as they relate to (x) the failure to disclose the need for any consents required in connection with nonassignment or change of control provisions in connection with the transactions contemplated hereby or (y) any termination or breach or other effect of the failure to obtain a waiver or consent in connection with the transactions contemplated hereby; and provided further that the indemnification under this clause (a), insofar as it relates to any assets or businesses contributed or to be contributed to the Partnership or to any liabilities or obligations assumed or to be assumed by the Partnership pursuant to the applicable Contribution Agreements, shall be for the benefit only of the Partnership Indemnified Parties and not the Tune Indemnified Parties.

          (b) any failure by any of the MTVN Entities to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement and the Contribution Agreements to which any MTVN Entity is a party; and

          (c) any liability or obligation of any MTVN Entity which is not included in the VLLC Liabilities or the Imagine Liabilities; provided, however,
                                                             --------  -------
that the indemnification under this clause (c) shall be for the benefit only of the Partnership Indemnified Parties and not the Tune Indemnified Parties.

          7.3.   Indemnification by TCI Music, SonicNet and Box.  TCI Music,
                 ----------------------------------------------
SonicNet and Box shall jointly and severally indemnify and hold the MTVN Entities and their shareholders, employees, officers, directors and agents (collectively, the "MTVN Indemnified Parties") and the Partnership Indemnified Parties, without duplication, harmless from and against, and agree promptly to defend any such Indemnified Party from and reimburse any such Indemnified Party for, any and all Losses which any such Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from, without duplication:

          (a) any breach or inaccuracy as of the date of this Agreement of any of the representations and warranties made by TCI Music, SonicNet or Box in or pursuant to this Agreement or the Contribution Agreements or in any instrument or certificate delivered by any of TCI Music, SonicNet or Box in accordance herewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, except to the extent provided in Section 8.16, to determine if there had been an inaccuracy or breach of a representation or warranty of any of TCI Music, SonicNet or Box and the Losses arising from such inaccuracy or breach for purposes of this indemnity, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a material adverse effect); provided, TCI Music, SonicNet and Box shall
                                     --------
not be required to indemnify the MTVN Indemnified Parties or the Partnership Indemnified Parties under this Section 7.3(a) for any Losses arising out of a breach of any of the representations or warranties set forth herein insofar as they relate to (x) the failure to disclose the need for any consents required in connection with nonassignment or change of control provisions in connection with the transactions contemplated hereby or (y) any breach or termination or other effect of the failure to obtain a waiver or consent in connection with the transactions contemplated hereby; and provided further that the indemnification under this clause (a), insofar as it relates to any assets or businesses contributed or to be contributed to the Partnership or to any liabilities or obligations assumed or to be assumed by the Partnership pursuant to the applicable Contribution Agreements, shall be for the benefit only of the Partnership Indemnified Parties and not the MTVN Indemnified Parties.

          (b) any failure by any of TCI Music, SonicNet, Box, SonicNet LLC or Box LLC to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement and the Contribution Agreements to which TCI Music, SonicNet, Box, SonicNet LLC or Box LLC, as the case may be, is a party;

          (c) any liability or obligation of TCI Music, SonicNet, Box, SonicNet LLC, Box LLC and any Tune Subsidiary other than the Box Assumed Liabilities and the SonicNet Assumed Liabilities and liabilities or obligations of the Tune Subsidiaries (x) for periods prior to the Closing with respect to certain accounts payable, accrued expenses, prepayments and similar working capital items disclosed in the balance sheet attached as Exhibit A to Schedule
6.17 or of the same types as such items reflected on the balance sheet which were incurred since the date thereof in the ordinary course of business and consistent with past practice and are not in excess of historical amounts for comparable periods (but not including liabilities or obligations relating to any Tune Benefit Plan) and (y) for periods from and after the Closing arising under the Tune Assigned Contracts; provided, however, that the indemnification under
                             --------  -------
this clause (c) shall be for the benefit only of the Partnership Indemnified Parties and not the MTVN Indemnified Parties; and provided further that nothing
                                                  -------- -------
contained in the foregoing shall limit the liabilities and obligations of the Partnership pursuant to Sections 3.4, 3.5 and 3.6 of this Agreement.

          (d) any Taxes imposed on any of the Tune Entities attributable to any taxable period or portion thereof ending on or prior to the Closing; and

          (e) any liability or obligation arising under any Tune Benefit Plan or as a result of the employment or termination of employment of employees or former employees of Box, SonicNet, Box LLC, SonicNet LLC, Box Italy or the other Tune Subsidiaries, or the provision of services or termination of provision of services by directors, consultants, agents or independent contractors of Box, SonicNet, Box LLC, SonicNet LLC, Box Italy or the other Tune Subsidiaries (including, without limitation, salaries, bonuses, payroll taxes, severance obligations, contributions to and benefits under the Tune Benefit Plans and all other employment or service related claims), excluding (i) any liability or obligation arising after the Closing under the Assigned Tune Employment Contracts; (ii) any liability or obligation arising after the Closing under any Tune Subsidiary Benefit Plan with respect to any SonicNet LLC Employee or Box-MTVN Employee; or (iii) any liability or obligation with respect to the employment or termination of employment of any SonicNet LLC Employee or Box-MTVN Employee arising after the Closing.

          7.4.   Indemnification by Liberty. Liberty shall indemnify and hold
                 --------------------------
the MTVN Indemnified Parties and the Partnership Indemnified Parties, without duplication, harmless from and against, and agree promptly to defend any such Indemnified Party from and reimburse any such Indemnified Party for, any and all Losses which any such Indemnified Party may suffer or incur, or become subject to, arising out of or resulting from, without duplication:

          (a) any breach or inaccuracy as of the date of this Agreement of any of the representations and warranties made by it in or pursuant to this Agreement or in any instrument or certificate delivered by it in accordance herewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of Liberty and the Losses arising from such inaccuracy or breach, for purposes of this indemnity, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a material adverse effect);

          (b) any failure by Liberty to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or the Parent Agreement.

          7.5.   Indemnification by the Partnership.  The Partnership shall
                 ----------------------------------
indemnify and hold the MTVN Indemnified Parties and the Tune Indemnified Parties harmless from and against, and agree promptly to defend any such Indemnified Party from and reimburse any such Indemnified Party for, any and all Losses which any such Indemnified Party may suffer or incur, or become subject to (including, with respect to TCI Music, any Losses suffered or incurred by any affiliated entity under the Irrevocable Standby Letter of Credit dated January 13, 1999 in the amount of $459,000 issued by Bank of America NT & SA for the benefit of TM Park Avenue Associates), arising out of or resulting from, without duplication, (a) any failure by the Partnership to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement and the Contribution Agreements to which it is a party, (b) the VLLC Liabilities and the Imagine Liabilities, (c) the Box LLC Liabilities and the SonicNet LLC Liabilities, (d) any liabilities which arise out of a breach or violation of any non-assignment or change of control provision insofar as such breach or violation resulted from or arose out of (including as a result of a claim of anticipatory breach of contract) the consummation of the transactions contemplated hereby, including any failure to obtain any consent or waiver, and (e) all other liabilities assumed by the Partnership (but only to the extent so assumed) under any Contribution Agreements or under any other Contract entered into by or assigned or contributed to, or to be assigned or contributed to, the Partnership in connection herewith; provided, however, that the Partnership shall not be
                     --------  -------
obligated to indemnify any indemnified party with respect to any obligations that relate to pre-Closing periods (other than those relating to certain accounts payable, accrued expenses, prepayments and similar working capital items identified on the balance sheets attached to Schedule 4.12 or 6.17 hereto or of the same types as such items reflected on the balance sheet which were incurred since the date thereof in the ordinary course of business and consistent with past practice and are not in excess of historical amounts for comparable periods) or arise out of a breach or violation prior to the Closing of any provision (other than a non-assignment or change in control provision insofar as it relates to the consummation of the transactions contemplated hereby, for which the Partnership shall provide indemnity under clause (d) above) of any Contract assigned or contributed to the Partnership in connection herewith.

          7.6.   Tipping Amount; Limitation on Indemnification.  Notwithstanding
                 ---------------------------------------------
any other provision in this Agreement to the contrary, the MTVN Entities shall not be obligated to pay any claims for indemnification under Section 7.2(a), TCI Music, SonicNet and Box shall not be obligated to pay any claims for indemnification under Section 7.3(a) and Liberty shall not be obligated to pay any claims for indemnification under Section 7.4(a) (other than, in each case, any such claim based on a No Basket Representation), unless, in each case, the total Losses giving rise to such claims under Section 7.2(a), 7.3(a) or 7.4(a), as applicable, exceed $3,000,000 (the "Tipping Amount"); provided that if, in any such case, the aggregate amount of such Losses exceeds the Tipping Amount, then the applicable indemnifying party shall be obligated to pay the full amount of such Losses, including the Tipping Amount, except for a deductible amount of $1,500,000. Notwithstanding anything to the contrary in this Agreement, no group of indemnifying parties' cumulative indemnity obligations under any of Sections 7.2(a), 7.3(a) or 7.4(a), excluding indemnification claims for Losses arising out of any inaccuracy or breach of the No Basket Representations, shall exceed $150,000,000, it being understood that an obligation for indemnity under Section 7.2(a), 7.3(a) or 7.4(a), on the one hand, and any other paragraph of Section 7.2, 7.3 or 7.4, on the other hand, shall be deemed to be an obligation under Section 7.2(a), 7.3(a) or 7.4(a) for purposes of the foregoing $150,000,000 limitation, but not for purposes of the Tipping Amount.

          7.7. Exclusive Remedy.  The rights and remedies of the parties hereto
               ----------------
under this Article 7 are exclusive and in lieu of any and all other rights and remedies which the parties hereto may have against the other under this Agreement or any Contribution Agreement, with respect to (x) the breach or inaccuracy of any representation or warranty made (or deemed made) by a party hereto in or pursuant to this Agreement or any Contribution Agreement or (y) any breach of, or failure to perform or comply with, any covenant or agreement set forth in this Agreement or in any Contribution Agreement or in any certificate delivered by it in accordance herewith or therewith; provided, however, that
                                                     --------  -------
this sentence shall not limit the rights of the parties hereto to seek specific performance of any provision of this Agreement or any Contribution Agreement.

          7.8. Indemnification Procedures.  Any Party asserting a right to
               --------------------------
indemnification under Section 7.2, 7.3, 7.4 or 7.5 shall so notify in writing
                      ---------------------    ---
the applicable Person or Persons required hereunder to provide indemnification pursuant to this Article 7. The indemnified party's failure to so notify the
                 ---------
indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations to indemnify under this Article 7,
                                                                  ---------
except to the extent the indemnified party's failure to so notify actually prejudices the indemnifying party's ability to defend such action. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if (x) it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of such notice, without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless
(i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party) or (ii) the indemnifying party shall fail to defend or prosecute in good faith such claim or demand within a reasonable time, in which case the reasonable fees of counsel for the indemnified party shall be for the account of indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, and (y) it agrees to accept full responsibility indemnify and hold harmless the indemnified party in accordance herewith in respect of the claim or demand. Whether or not the indemnifying party chooses to defend or prosecute such claim, the Partnership and the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying party shall not settle or permit the settlement of any such third party claim or action in which any relief other than the payment of money damages is sought against the indemnified party without the prior written consent of the indemnified party. The indemnified party shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying party, unless the indemnifying party shall have failed to assume the defense thereof after the notice referred to in the first sentence of this Section 7.8, and in the manner
                                                 -----------
provided above.

          7.9. Subrogation.  In the event of any indemnification made pursuant
               -----------
to a third party claim, the indemnifying party shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party effectively to bring suit to enforce such rights.

                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

          8.1. Table of Contents; Headings.  The table of contents and headings
               ---------------------------
of the Articles, Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

          8.2. Governing Law.  This Agreement and the rights and obligations of
               -------------
the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

          8.3. Severability.  If any provision of this Agreement shall be held
               ------------
to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

          8.4. Amendments.  This Agreement may be modified or amended only by a
               ----------
written amendment signed by each party hereto.

          8.5. Counterparts.  This Agreement may be executed in one or more
               -------------
counterparts (and all signatures need not be on any one such counterpart), with all such counterparts together constituting one and the same instrument.

          8.6. Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties with respect to the subject matter hereof and supersedes any and all prior agreement and understandings, whether written or oral, with respect to the subject matter hereof, including the MOU.

          8.7. No Presumption. This Agreement shall be construed without
               --------------
regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          8.8. Binding on Viacom.  The parties acknowledge that MTVN is a
               -----------------
division of Viacom and that, consequently, Viacom is obligated to perform the obligations to be paid or performed by MTVN hereunder. Insofar as this Agreement refers to MTVN in the context of an operating business, it shall refer only to the operating unit or units of Viacom that on a day-to-day basis operate the business of MTV: Music Television or VH1 Music First. In addition, the parties agree that the representations and warranties set forth in Sections 4.1(a), 4.2(a), 4.2(b), 4.3 and 4.7, insofar as they purport to relate to MTVN, relate to Viacom.

          8.9. Parties in Interest; Limitation on Rights of Others.  Any MTVN
               ---------------------------------------------------
Entity may assign its rights and obligations under this Agreement to one or more Affiliates of MTVN which is directly or indirectly wholly-owned (and including for this purpose Imagine) by Viacom, Inc.; provided that, in connection with any
                                           --------
such assignment, the applicable MTVN Entity executes and delivers to TCI Music an instrument, in form and substance reasonably satisfactory to TCI Music, by which such MTVN Entity guarantees the performance of any such assignee's obligations hereunder. TCI Music may assign any or all of its rights and obligations under this Agreement to any of its wholly-owned subsidiaries; provided that, in connection with any such assignment, TCI Music executes and
--------
delivers to MTVN an instrument, in form and substance reasonably satisfactory to MTVN, by which TCI Music guarantees the performance of any such assignee's obligations hereunder. No party to this Agreement may assign any of its rights or obligations under this Agreement except as specifically provided in this
Section 8.9. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment of rights hereunder in violation hereof shall be null and void ab initio. Nothing in this Agreement, whether express or implied,
         -- ------
shall be construed to give any Person (other than the parties hereto and their successors and permitted assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party except the provisions of Article 7 shall be enforceable by all Indemnified Parties.

          8.10.  Waivers; Remedies.  The observance of any term of this
                 -----------------
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which given. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          8.11.  Further Assurances.  Upon reasonable request from time to time,
                 ------------------
each of MTVN and TCI Music and their respective Controlled Affiliates shall execute and deliver all documents and instruments and do all other acts that may be reasonably necessary or desirable to carry out the intent and purposes of this Agreement and give effect to the exercise by a party of its rights hereunder.

          8.12.  Public Announcements.  No party shall make or shall permit any
                 --------------------
of its Affiliates to make any public announcement about the transactions contemplated by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed. Notwithstanding any other provision contained herein, any party or Affiliate of such party may at any time make announcements which are required by applicable law or the rules of any national stock exchange or stock association so long as the party or Affiliate so required to make the announcement, promptly upon learning of such requirement, notifies the other parties of such requirement and discusses with the other parties in good faith the exact wording of any such announcement.

          8.13.  Costs and Expenses.  Each party shall be solely responsible for
                 ------------------
the payment of its own costs and expenses incurred in connection with the negotiation and closing of the transactions contemplated hereby. Filing fees, and sales and transfer taxes in connection with the consummation of the transactions contemplated hereby will be borne by the Partnership.

          8.14.  Notices.  Except as expressly provided herein, notices and
                 -------
other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending party, as follows:

          If to Viacom, MTVN, Imagine, MTVN Online or VLLC:

                 MTV Networks
                 1515 Broadway
                 New York, New York 10036
                 Fax No.: (212) 846-1839
                 Attention: General Counsel

          with a copy to:

                 Viacom International Inc.
                 1515 Broadway
                 New York, New York 10036

               Fax No.: (212) 258-6069
               Attention:  General Counsel

          If to the Partnership:

               MTVN Online L.P.
               1515 Broadway
               New York, New York 10036
               Fax No.: (212) 846-1735
               Attention: Mr. Fred Seibert

          with a copy to:

               Viacom International Inc.
               1515 Broadway
               New York, New York 10036
               Fax No.: (212) 258-6069
               Attention:  General Counsel

          If to Tune, Box, SonicNet, Box USA or VJN LPTV:

               TCI Music, Inc.
               67 Irving Place North, 4th Floor
               New York, New York 10003
               Fax No.: (212) 387-8171
               Attention: Mr. Lee Masters

          If to Liberty:

               Liberty Media Corporation
               9197 South Peoria Street
               Englewood, Colorado 80112
               Fax No.: 720-875-5448
               Attention: Mr. David Koff

or to such other address or attention of such other Person as any party shall advise the other parties in writing. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by fax confirmation unless delivered on a day which is not a Business Day in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

          8.15.  Jurisdiction; Consent to Service of Process.
                 -------------------------------------------

          (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or any Contribution Agreement, or for recognition or enforcement of any judgment relating hereto. Each party hereby irrevocably and unconditionally agrees that any suit, action or proceeding against it by any other party to this Agreement with respect to this Agreement or any Contribution Agreement shall be instituted only in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, as the party instituting such suit, action or proceeding may elect in its sole discretion. Each party also hereby irrevocably and unconditionally agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Contribution Agreement in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any appellate court from any such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party hereby irrevocably waives the right to a jury trial in any suit, action or proceeding arising out of or related to this Agreement or any Contribution Agreement.

          (c) Each party hereby irrevocably and unconditionally consents to service of process in the manner provided for the giving of notices pursuant to this Agreement or any Contribution Agreement. Nothing in this Agreement or any Contribution Agreement shall affect the right of either party to serve process in any other manner permitted by law.

          8.16   Exceptions to Representations and Warranties.  Notwithstanding
                 --------------------------------------------
anything herein to the contrary, (i) all representations set forth in Article 4 hereof shall be deemed to contain an exception for any nonassignment provisions (including the effect of any failure to obtain a waiver or consent) triggered in connection with the transactions contemplated hereby, and (ii) all representations set forth in Article 6 hereof shall be deemed to contain exceptions (x) with respect to the effect of any nonassignment or change of control provisions (including the effect of any failure to obtain a waiver or consent) triggered in connection with the transactions contemplated hereby and
(y) for the effect of the transactions contemplated by the MOU (including, without limitation, terminations of affiliation agreement as a result of change in control or nonassignment provisions), failure to launch the Box Service in additional systems as a result of MTVN's failure to consent to the payment of launch fees or failure of Box or

SonicNet to take any action which requires MTVN's consent pursuant to the MOU where such consent is not granted.

          8.17   Obligations of TCI Music and Liberty.  The obligations of TCI
                 ------------------------------------
Music and Liberty hereunder are several and not joint.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective officers thereunto duly authorized on the date first above written.

                         LIBERTY MEDIA CORPORATION


                         By:  /s/ David Koff
                              -----------------------------
                              Name:  David Koff
                              Title: Sr. Vice President


                         TCI MUSIC, INC.


                         By:  /s/ David Koff
                              ----------------------------
                              Name:  David Koff
                              Title: Vice President


                         VIACOM INTERNATIONAL INC.


                         By:  /s/ Michael D. Fricklas
                              ----------------------------
                              Name:  Michael D. Fricklas
                              Title: Sr. Vice President and
                                     General Counsel


                         MTVN ONLINE PARTNER I LLC


                         By:  /s/ David W. Sussman
                              -----------------------------
                              Name:  David W. Sussman
                              Title: Sr. Vice President,
                                     General Counsel and
                                     Assistant Secretary

                         IMAGINE RADIO, INC.

                         By:  /s/ David W. Sussman
                              -----------------------------
                              Name:  David W. Sussman
                              Title: Sr. Vice President,
                                     General Counsel and
                                     Assistant Secretary

                         MTVN ONLINE INC.

                         By:  /s/ David W. Sussman
                              -------------------------------
                              Name:  David W. Sussman
                              Title: Sr. Vice President,
                                     General Counsel and
                                     Assistant Secretary

                         SONICNET, INC.

                         By:  /s/ David Koff
                              -------------------------------
                              Name:  David Koff
                              Title: Vice President

                         THE BOX WORLDWIDE, INC.

                         By:  /s/ David Koff
                              -------------------------------
                              Name:  David Koff
                              Title: Vice President

                         VJN LPTV CORP.

                         By:  /s/ David Koff
                              -------------------------------
                              Name:  David Koff
                              Title: Vice President


                         MTVN ONLINE L.P.

                         By:  MTVN ONLINE PARTNER I LLC,
                              its General Partner

                         By:  /s/ David W. Sussman
                              --------------------------------
                              Name:  David W. Sussman
                              Title: Sr. Vice President,
                                     General Counsel and
                                     Assistant Secretary